UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Sabra Health Care REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sabra 2023 Proxy Statement

Sabra Health Care REIT, Inc. 18500 Von Karman Avenue, Suite 550 Irvine, California 92612

Notice Of Annual Meeting

Of Stockholders

To Be Held On June 14, 2023

To the Stockholders of Sabra Health Care REIT, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sabra Health Care REIT, Inc., a Maryland corporation (the “company”), will be held at the company’s headquarters located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612 on Wednesday, June 14, 2023, at 9:00 a.m., Pacific time, to consider and vote on the following proposals:

(1)	The election of eight nominees to the Board of Directors to serve until the company’s 2024 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)	The approval, on an advisory basis, of the compensation of the company’s named executive officers as described in the Proxy Statement; and

(4)	The approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

In addition, at the Annual Meeting, we will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the company’s common stock as of the close of business on April 18, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You are cordially invited to attend the Annual Meeting in person. Your vote is important to us. Whether or not you plan to attend and participate in the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote in person, your proxy will not be used.

Website References

References to our website in this Proxy Statement are provided for convenience only and the content on our website does not constitute part of this Proxy Statement.

Sabra 2023 Proxy Statement

SABRA HEALTH CARE REIT, INC. 18500 Von Karman Avenue, Suite 550 Irvine, California 92612

PROXY STATEMENT

The Board of Directors of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” “we,” “our” and “us”), solicits your proxy for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific time, on Wednesday, June 14, 2023 at our headquarters located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and at any and all adjournments or postponements of the Annual Meeting. These proxy materials are first being sent or made available to our stockholders on or about April 24, 2023.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”) are posted in the Investors—Financials section of our website at www.sabrahealth.com. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive only a Notice of Internet Availability?

A:

As permitted by the Securities and Exchange Commission (the “SEC”), Sabra is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement and 2022 Annual Report primarily over the Internet. On or about April 24, 2023, we mailed to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

Sabra 2023 Proxy Statement

Q:	What items will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	the election of eight nominees to the Board of Directors to serve until the 2024 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal No. 1);

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2);

•	the approval, on an advisory basis, of the compensation of our Named Executive Officers (as hereinafter defined) (Proposal No. 3); and

•	the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal No. 4).

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.

Q:	How does the Board recommend I vote on these items?

A:	The Board of Directors recommends that you vote your shares:

•

FOR the election to the Board of Directors of each of the following eight nominees: Craig A. Barbarosh, Katie Cusack, Michael J. Foster, Lynne S. Katzmann, Ann Kono, Jeffrey A. Malehorn, Richard K. Matros and Clifton J. Porter II (Proposal No. 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2);

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 3); and

•	1 YEAR with respect to the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal No. 4).

Q:	Who is entitled to vote at the Annual Meeting?

A:

The record date for the Annual Meeting is the close of business on April 18, 2023. Stockholders of record of Sabra’s common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Q:	What options are available to me to vote my shares?

A:

Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may authorize a proxy to vote via the Internet.

(1)	If you received a Notice of Internet Availability or a copy of the proxy materials electronically by email, you can submit your proxy or voting instructions over the Internet by following the

Sabra 2023 Proxy Statement

instructions provided in the Notice of Internet Availability or the electronic copy of the proxy materials you received; or

(2)

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form, as applicable.

You may authorize a proxy to vote via telephone. If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may submit voting instructions by calling the telephone number specified on the voting instruction form provided by their bank, broker or other nominee. Those stockholders should check the voting instruction form for telephone voting availability.

You may authorize a proxy to vote by mail. If you received a printed set of the proxy materials, you may submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern time, on June 13, 2023 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by Sabra before voting begins at the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee that holds your shares.

Q:	Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:	Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting begins at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

Sabra 2023 Proxy Statement

•

properly submitting a proxy on a later date prior to the deadlines specified in “—What is the deadline for voting my shares?” above (only the latest proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

•	attending the Annual Meeting and voting in person; attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other nominee holding your shares by the deadline for voting specified in the voting instruction form provided by your bank, broker or other nominee. Alternatively, if your shares are held in street name, you may attend the Annual Meeting and vote in person, which will revoke any previous voting instructions you submitted.

Q:	How many shares are eligible to vote at the Annual Meeting?

A:

As of the close of business on the record date of April 18, 2023, there were 231,195,148 shares of Sabra common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

Q:	How is a quorum determined?

A:

A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted your proxy or voting instructions by telephone or the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See “—How will votes be counted at the Annual Meeting?” below.

Q:	What is required to approve each proposal at the Annual Meeting?

A:

Election of Directors (Proposal No. 1). Our Amended and Restated Bylaws (“Bylaws”) provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. As required by our Bylaws, each incumbent director has submitted an irrevocable letter of resignation that becomes effective if the director is not elected by stockholders in an uncontested election and the Board of Directors accepts the resignation. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. The majority voting standard is discussed further under the section entitled “Election of Directors (Proposal No. 1)—Majority Voting Standard.”

Sabra 2023 Proxy Statement

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Other Items (Proposal Nos. 2, 3 and 4). Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting.

Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023), Proposal No. 3 (advisory approval of named executive officer compensation), and Proposal No. 4 (advisory approval of the frequency of future advisory votes on executive compensation) are advisory only and are not binding on Sabra. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders. With respect to Proposal No. 4 (advisory approval of the frequency of future advisory votes on executive compensation), if no frequency option receives the affirmative vote of a majority of the votes cast at the Annual Meeting, our Board of Directors will consider the option receiving the highest number of votes cast as the preferred frequency option of our stockholders.

Q:	How will votes be counted at the Annual Meeting?

A:

In the election of directors (Proposal No. 1), you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. For the proposals to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2) and the advisory vote on executive compensation (Proposal No. 3), you may vote FOR, AGAINST or ABSTAIN. With respect to the advisory approval of the frequency of future advisory votes on executive compensation (Proposal No. 4), you may vote 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2) is expected to be considered routine under applicable rules, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your

Sabra 2023 Proxy Statement

shares will constitute “broker non-votes” on each of the other proposals at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to these other proposals and therefore will not be counted in determining the outcome of those proposals. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Q:	How will my shares be voted if I do not give specific voting instructions in the proxy or voting instructions I submit?

A:

If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the Notice of Annual Meeting, your shares will be voted as recommended by the Board of Directors on those items. See “—How does the Board recommend I vote on these items?” above.

Q:	How will voting on any other business be conducted?

A:

Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders named in the proxies solicited by the Board of Directors to vote on those matters in their discretion.

Q:	Who will bear the costs of the solicitation of proxies?

A:

The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Notice of Internet Availability and the form of proxy, the cost of mailing such materials to stockholders or making them available on the Internet and the cost of soliciting proxies will be paid by Sabra. In addition to solicitation by mail, certain officers, regular employees and directors of Sabra, without receiving any additional compensation, may solicit proxies personally or by telephone. Sabra will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Sabra 2023 Proxy Statement

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Sabra common stock as of March 31, 2023 for the following: (i) each of Sabra’s directors and each executive officer of Sabra identified as a “Named Executive Officer” in this Proxy Statement, (ii) all persons who are current directors and executive officers of Sabra as a group and (iii) any person who is known by Sabra to be the beneficial owner of more than 5% of Sabra’s outstanding common stock. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the SEC.

Name of Beneficial Owner	Sabra Shares Beneficially Owned (1)		Percent of Sabra Shares (1)

Directors and Named Executive Officers:

Richard K. Matros	1,379,799	(2)	*

Talya Nevo-Hacohen	495,432		*

Michael L. Costa	99,251		*

Craig A. Barbarosh	108,104	(3)	*

Katie Cusack	24,503	(4)	*

Michael J. Foster	100,019	(5)	*

Lynne S. Katzmann	35,833	(6)	*

Ann Kono	20,013	(7)	*

Jeffrey A. Malehorn	66,208	(8)	*

Clifton J. Porter II	21,115	(9)	*

All persons who are current directors and executive officers of Sabra as a group (10 persons)	2,350,277	(10)	1.0%

5% Stockholders:

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	35,435,833	(11)	15.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,732,193	(12)	14.2%

Principal Real Estate Investors, LLC 801 Grand Avenue Des Moines, IA 50392	13,974,807	(13)	6.0%

State Street Corporation One Lincoln Street Boston, MA 02111	12,479,082	(14)	5.4%

*	Less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted below, applicable percentage ownership is determined based on 231,195,148 shares of Sabra common stock outstanding as of March 31, 2023. Restricted stock units vesting within 60 days of March 31, 2023 and, in the case of non-employee directors, shares of common stock subject to restricted stock units that have vested but the payment of which has been deferred until the earlier of the fifth anniversary of the grant date, a change in control or the director’s separation from service from the Board

Sabra 2023 Proxy Statement

of Directors, are considered outstanding for purposes of computing the share amount and percentage ownership of the person holding such restricted stock units, but Sabra does not deem them outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	Consists of shares held by the R&A Matros Revocable Trust, with respect to which Mr. Matros shares voting and investment power.

(3)

Consists of (i) 46,510 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023 and (iii) 60,305 shares that are held by the Barbarosh Family Trust, with respect to which Mr. Barbarosh shares voting and investment power.

(4)

Includes (i) 17,944 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(5)

Includes (i) 38,700 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(6)

Consists of (i) 34,274 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(7)

Consists of (i) 18,454 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(8)

Includes (i) 38,700 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(9)

Includes (i) 19,032 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,559 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(10)

Includes (i) 1,439,834 shares held by family trusts, with respect to which the officer or director shares voting and investment power, (ii) 213,614 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, and (iii) 10,913 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2023.

(11)

Beneficial share ownership information is given as of December 30, 2022 and was obtained from a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G/A, Vanguard has shared voting power over 364,228 shares, sole dispositive power over 34,841,756 shares and shared dispositive power over 594,077 shares of our common stock. Vanguard has represented to us that no Vanguard entity, trust or fund has a direct or indirect ownership in our common stock in excess of 9.9%.

(12)

Beneficial share ownership information is given as of December 31, 2022 and was obtained from a Schedule 13G/A filed with the SEC on January 27, 2023 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power over 31,920,811 shares and sole dispositive power over 32,732,193 shares of our common stock. The Schedule 13G/A states that BlackRock is a parent holding company, that five percent or greater of our outstanding common shares are beneficially owned by BlackRock Fund Advisors, and that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock but that no one person’s interest in our common stock is more than five percent of the total outstanding common shares.

(13)

Beneficial share ownership information is given as of December 31, 2022 and was obtained from a Schedule 13G/A filed with the SEC on February 15, 2023 by Principal Real Estate Investors, LLC (“Principal Real Estate Investors”). According to the Schedule 13G/A, Principal Real Estate Investors has shared voting and shared dispositive power over 13,974,807 shares of our common stock.

(14)

Beneficial share ownership information is given as of December 31, 2022 and was obtained from a Schedule 13G filed with the SEC on February 6, 2023 by State Street Corporation (“State Street”). According to the Schedule 13G, State Street has shared voting power over 9,514,416 shares and shared dispositive power over 12,479,082 shares of our common stock.

Sabra 2023 Proxy Statement

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Set forth below is a brief biographical description of each of our directors, all of whom have been nominated for election to the Board of Directors at the Annual Meeting. Sabra believes that its directors should be of high character and integrity, be accomplished in their respective fields, have relevant expertise and experience and collectively represent a diversity of backgrounds and experiences. The disclosure below identifies and describes the key experience, qualifications and skills that are important for persons who serve on the Board of Directors in light of its business and structure. The specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors is also included in the table and in the biographical description for each director provided below.

Leadership experience

The Board of Directors believes that directors with experience in significant leadership positions, such as having served as chief executive officer of another entity, will provide the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

Finance experience

The Board of Directors believes that an understanding of finance and financial reporting processes is important for its directors and therefore it seeks directors who are financially knowledgeable. Sabra measures its operating and strategic performance primarily by reference to financial measures. In addition, accurate financial reporting and robust auditing are critical to Sabra’s success.

Industry experience

Sabra seeks directors with experience as executives or directors or in other leadership positions in the industries in which it operates. The Board of Directors believes that such experience is important to the director’s understanding of Sabra’s operations, risks and opportunities.

Public company experience

The Board of Directors believes that directors with experience as executives or directors in publicly owned corporations, including as members of the key standing board committees of those corporations, will be more familiar with the securities laws and other issues faced by public companies that do not affect privately owned corporations.

Sabra 2023 Proxy Statement

Other experience

Sabra seeks directors who bring diverse yet relevant experience to the Board of Directors.

Leadership experience

CEO / Business Head	✓			✓	✓	✓	✓

Senior Management	✓		✓	✓	✓	✓	✓	✓

Finance experience

Financial Literacy / Accounting	✓	✓	✓	✓	✓	✓	✓	✓

Financial / Capital Markets	✓	✓	✓	✓		✓	✓

Investment Expertise	✓		✓	✓	✓		✓

Industry experience

REIT / Real Estate	✓	✓					✓

Healthcare	✓	✓	✓	✓	✓		✓	✓

Portfolio and Operations Management	✓		✓		✓	✓	✓	✓

Public company experience

Executive	✓		✓					✓

Board / Committee	✓	✓		✓		✓	✓

Other experience

Risk Oversight / Management	✓	✓	✓	✓	✓	✓	✓	✓

Legal / Regulatory		✓		✓				✓

Professional Accreditation / Education		✓	✓	✓	✓	✓		✓

Information Security			✓	✓		✓

Tenure and Independence

Tenure (years)	12	12	2	12	4	2	5	2

Independence		✓	✓	✓	✓	✓	✓	✓

Demographics

Age	69	55	56	69	66	47	62	56

Gender Identity	M	M	F	M	F	F	M	M

African American or Black								✓

Alaskan Native or Native American

Asian						✓

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White		✓	✓	✓	✓		✓

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background	✓(1)

(1)	Mr. Matros does not self-identify with any of the listed categories and instead self-identifies as Jewish.

Sabra 2023 Proxy Statement

Leadership

Richard K. Matros

Director since: 2010

Committees: None

Other public company boards: None

Mr. Matros, 69, has served as Sabra’s President and Chief Executive Officer and as a director since May 2010, and he has served as Chair of the Board since November 2010. He was Chairman of the board of directors and Chief Executive Officer of the predecessor Sun Healthcare Group, Inc. (“Old Sun”) from 2001 until our 2010 separation from Old Sun (the “Separation”). Mr. Matros founded and served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000 and as a director from 1998 until its sale in December 2010. From 1998 until the sale of its operations in 2006, Mr. Matros was also a member of, and served on the management committee of, CareMeridian, LLC, a healthcare company that specialized in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury and other catastrophic injuries. Previously, from 1994 to 1997, he served Regency Health Services, Inc., a publicly held long-term care operator, holding the positions of Chief Executive Officer, President, director and Chief Operating Officer. Prior to that time, from 1988 to 1994, he served Care Enterprises, Inc., holding the positions of Chief Executive Officer, President, Chief Operating Officer, director and Executive Vice President—Operations. Mr. Matros currently serves on the non-profit board of IsraAID and is the Executive Producer of Sabra Films, LLC.

Director Qualifications:

•  Leadership experience—current and former chief executive officer;

•  Finance experience—experience in financing operations, including by accessing capital markets, as an executive of publicly held companies;

•  Industry experience—chief executive officer of Sabra since the Separation and executive of long-term care companies for over 25 years and experience in long-term care companies for 35 years; and

•  Public company experience—current and former chief executive officer of publicly held companies.

Sabra 2023 Proxy Statement

Craig A. Barbarosh

Director since: 2010

Committees: Audit (Chair), Compensation

Other public company boards: NextGen Healthcare, Inc., Lifecore Biomedical, Inc., Evolent Health, Inc.

Mr. Barbarosh, 55, has served on our Board of Directors since November 2010. Mr. Barbarosh also currently serves as a director, as chair of the compensation committee and as a member of the transaction and the nominating and governance committees, of NextGen Healthcare, Inc. (formerly known as Quality Systems, Inc.), a developer and marketer of healthcare information systems, as a director and Chair of the Board of Lifecore Biomedical, Inc. (formerly known as Landec Corporation), a CDMO and Sodium Hyaluronate producer that manufactures clinical and commercial sterile injectable drug products, and as a director and member of the compensation committee and co-chair of the strategy committee of Evolent Health, Inc., a provider of healthcare information systems. From January 2016 until October 2016, Mr. Barbarosh served as a director, and as chair of the nominating and governance committee and member of the audit and compensation committees, of BioPharmX, Inc., a specialty pharmaceutical company. From September 2017 until its sale in February 2018, Mr. Barbarosh served as a director, and as a member of the compensation committee, of Bazaarvoice, Inc., a SaaS-based provider of consumer engagement software to the retail sector. From May 2018 until its sale in July 2019, Mr. Barbarosh served as a director, and as a member of the compensation committee and as chair of the strategic review committee, of Aratana Therapeutics, Inc., a specialty pharmaceutical company. Mr. Barbarosh is a nationally recognized restructuring expert and from 2012 through January 2023 was a partner at the law firm of Katten Muchin Rosenman (“Katten”) where he served on Katten’s Board of Directors and Executive Committee. From 1999 until joining Katten, Mr. Barbarosh was a partner at the law firm of Pillsbury Winthrop Shaw Pittman LLP where he served in several leadership positions including on the firm’s Board of Directors, as the Chair of the firm’s Board Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. Additionally, Mr. Barbarosh has completed certificated executive education programs at University of Pennsylvania, The Wharton School, in Corporate Valuation (2019), Harvard Business School in Effective Corporate Boards (2015), Strategic Business Valuation (2010) and Private Equity/Venture Capital (2007) and Carnegie Mellon University in Cybersecurity Oversight (2019).

Director Qualifications:

•  Public company experience—current and former director of several public companies, including as a board chair and chair and member of various board committees;

•  Finance experience—over 30 years of experience in financial restructuring and chairman of the audit committee of a public company; and

•  Other experience—former practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, including in the real estate industry, and completion of certificated executive education programs in various disciplines, including cybersecurity oversight.

Sabra 2023 Proxy Statement

Katie Cusack

Director since: 2021

Committees: Compensation

Other public company boards: None

Ms. Cusack, 56, has served on our Board of Directors since January 2021. Ms. Cusack currently works as a self-employed independent investor and Chief Operating Officer of Macquarie Capital, a business division of Macquarie Group (ASX: MQG). Macquarie Capital is a global provider of advisory, capital markets, investing, development and equities capabilities, with approximately 1,600 employees. During 2021, Ms. Cusack served as chief operating officer of Cornell Capital LLC, a $4 billion private investment firm with offices in New York and Hong Kong. From 2007 to 2020, Ms. Cusack served in various capacities at Credit Suisse, including chief operating officer for the Investment Banking Division in both Asia Pacific and Europe, Middle East and Africa, and as the head of Ultra-High Net Worth Coverage. Prior to joining Credit Suisse, Ms. Cusack served as a managing director at MTS Health Partners LP, where she provided strategic advisory services to corporate clients in the health care services industry. She began her banking career at Goldman Sachs in the Mergers & Acquisitions group and Principal Investing Area. Ms. Cusack serves in a volunteer capacity as a trustee of Hudson Guild, a Chelsea-based settlement house providing social services to more than 14,000 New Yorkers.

Director Qualifications:

•  Leadership experience—former chief operating officer of a private investment firm;

•  Finance experience—over 20 years of experience in the investment banking industry;

•  Industry experience—former managing director in the healthcare industry; and

•  Public company experience—former executive officer of a public company.

Michael J. Foster

Director since: 2010

Committees: Audit, Nominating and Governance
Other public company boards: None

Mr. Foster, 69, has served on our Board of Directors and as its Lead Independent Director since November 2010. He served as a member of Old Sun’s board of directors from 2005 until the Separation and as a member of Sun Healthcare Group, Inc.’s (“Sun”) board of directors from the Separation until Sun’s acquisition by Genesis HealthCare LLC in December 2012. Mr. Foster is a managing director of RFE Management Corp. of New Canaan, Connecticut, where he has been employed since 1989. RFE Management Corp. is the investment manager for RFE Investment Partners VII L.P., RFE Investment Partners VIII, L.P. and RFE Investment Partners IX L.P. (collectively referred to as “RFE”) and other private equity investment funds. Mr. Foster was a director of several publicly held healthcare companies more than five years ago, including Res-Care, Inc., a formerly publicly held provider of residential training and support services for persons with developmental disabilities and certain vocational training services, from 2001 to 2005. Mr. Foster is also, and has been previously, a director of several privately held portfolio companies of RFE, including Peak Medical Corporation, an operator of long-term care inpatient centers, from 1998 to 2005.

Director Qualifications:

•  Leadership experience—managing director of a financial services company;

•  Finance experience—managing director of a financial services company;

•  Industry experience—former director of a long-term care company;

•  Public company experience—former director of several public companies; and

•  Other experience—director of multiple privately held companies.

Sabra 2023 Proxy Statement

Lynne S. Katzmann

Director since: 2019

Committees: Compensation, Nominating and Governance (Chair)

Other public company boards: None

Ms. Katzmann, 66, has served on our Board of Directors since March 2019. She currently serves as President and Chief Executive Officer of Juniper Communities (“Juniper”), a national seniors housing company that Ms. Katzmann founded in 1988 and that invests in, develops and operates senior living and long-term care communities. Prior to founding Juniper, Ms. Katzmann was a Vice President of JMK Associates, Inc. from 1986 to 1987 and held positions at Metrocare, Inc. from 1984 to 1986 and at HealthChoice, Inc. in 1983. Ms. Katzmann has held memberships and leadership roles in various professional and community organizations, including currently serving on the Board of Directors of the National Investment Center for Seniors Housing and Care, the Executive Board of the American Seniors Housing Association, the Advisory Board of Senior Living 100, the Board of Trustees of Partners for Health, the Board of Advisors of Tufts University Medical School, and as the Secretary and Treasurer on the Board of Trustees of Naropa University. Ms. Katzmann holds a doctorate in health policy from the London School of Economics. In March 2019, Ms. Katzmann was selected as the inaugural recipient of the McKnight’s Women of Distinction Lifetime Achievement Award for her outstanding contributions to senior living and skilled care. In January 2020, Ms. Katzmann was inducted into the American Senior Housing Hall of Fame, Class of 2020, and in November 2022, Ms. Katzmann earned an ESG Certificate and Designation from Competent Boards after completion of a twelve-session ESG Designation Program.

Director Qualifications:

•  Leadership experience—current president and chief executive officer of a national seniors housing company; and

•  Industry experience—founder and current president and chief executive officer of a national seniors housing company that is spearheading an industry-wide initiative in managed care to improve outcomes and drive new revenues to seniors housing for preventative care and lifestyle management.

Ann Kono

Director since: 2020

Committees: Audit

Other public company boards: None

Ms. Kono, 47, has served on our Board of Directors since December 2020. Ms. Kono currently serves as the Chief Executive Officer of Leda Advisory Group (“Leda”), a management consulting firm she founded in January 2019 that partners with startup companies to advise on growth and scale. Ms. Kono has also served as an independent director for Siepe, LLC, an asset management enterprise software firm, since July 2022. Prior to founding Leda, Ms. Kono spent 11 years at Ares Management Corporation, a global alternative investment manager operating in the credit, private equity and real estate markets, where she held the position of Chief Information and Risk Officer and oversaw Operational, Investment and Enterprise Risks. Ms. Kono previously served on the board of directors of Stable Road Acquisition Company from 2019 to 2021. Ms. Kono has over 20 years of experience in the finance industry focused on operational scale and digital transformation.

Director Qualifications:

•  Leadership experience—current Chief Executive Officer and former Chief Information and Risk Officer;

•  Finance experience—over 20 years of experience in the finance industry focused on operational scale and digital transformation; and

•  Public company experience—former director of a publicly held company.

Sabra 2023 Proxy Statement

Jeffrey A. Malehorn

Director since: 2017

Committees: Audit, Compensation (Chair)

Other public company boards: None

Mr. Malehorn, 62, has served on our Board of Directors since our August 2017 acquisition of Care Capital Properties (“CCP”). He served as a member of CCP’s board of directors from 2015 until the closing of our acquisition of CCP, and as a member of its compensation, executive and investment committees. Since January 2019, Mr. Malehorn has served as Principal at L3.0 Ventures, LLC, which provides investment, advisory and consulting services to various public, private and non-profit entities. Mr. Malehorn was the President and Chief Executive Officer of World Business Chicago, a public-private, non-profit, partnership between the City of Chicago and the business community focused on economic development, from 2013 until November 2017 and now serves as a board member. He previously spent 28 years in various capacities at General Electric Corporation, most recently serving as President and CEO of GE Capital, Commercial Distribution Finance, from 2009 to 2012, President and CEO of GE Capital Healthcare Financial Services from 2004 to 2008, and President and CEO of GE Commercial Finance’s Global Financial Restructuring Business from 2002 to 2004. Additionally, Mr. Malehorn was Corporate Citizenship Leader for GE Chicago and the Co-Leader for GE Capital America’s Commercial Council. He was named a GE Company Officer in 2001. From 1991 through 2001, Mr. Malehorn was a Leader at GE Capital Real Estate, where he founded and led the Senior Living & Hospitality Financing business unit from 1993 to 1995, led the debt and equity origination business nationally from 1997 to 1998, and was the European Platform Leader from 1999 to early 2002. Mr. Malehorn is the former Chairman of the Board of the Metropolitan Chicago American Heart Association and currently serves as a Board member of mHub, the Walking Mountains Science Center and the Eagle Valley Community Foundation.

Director Qualifications:

•  Leadership experience—variety of officer positions including president and chief executive officer;

•  Finance experience—variety of officer and other positions in the financial services industry;

•  Industry experience—executive experience and strong skills in portfolio and operations management and other areas; and

•  Public company experience—former director and committee member of a publicly traded healthcare REIT.

Sabra 2023 Proxy Statement

Clifton J. Porter II

Director since: 2020

Committees: Compensation, Nominating and Governance

Other public company boards: None

Mr. Porter, 56, has served on our Board of Directors since December 2020. Mr. Porter is the Senior Vice President, Government Affairs, of the American Healthcare Association and the National Center for Assisted Living, which represents for- and not-for-profit nursing homes, assisted living residences and facilities for the care of people with intellectual and developmental disabilities, a position he has held since 2013. He previously held various management roles at HCR ManorCare from 1997 to 2013, most recently as Vice President, Government Relations. Mr. Porter currently serves on the board of directors of Health Quality Innovators and on the executive committee of the Washington Heads of Office. He has also previously served in board and committee roles at various trade associations and nonprofit organizations, including the Health Facilities Association of Maryland and the University of Wisconsin-Eau Claire.

Director Qualifications:

•  Leadership experience—current vice president of a trade association representing long-term and post-acute care providers;

•  Financial experience—oversight of regional budget and operations at a post-acute care provider;

•  Industry experience—33 years of operational and executive experience in the long-term care sector; and

•  Other experience—17 years of experience overseeing policy and regulatory strategy for the long-term care sector.

Sabra 2023 Proxy Statement

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers, other than Mr. Matros, whose biographical information is set forth above.

Michael L. Costa

Mr. Costa, 44, has served as Sabra’s Chief Financial Officer, Secretary and Executive Vice President since January 2022 and as Sabra’s Principal Accounting Officer since January 2021. Mr. Costa previously served as Sabra’s Chief Accounting Officer from January 2021 through December 2021 and as Executive Vice President – Finance from August 2017 through December 2021. From June 2016 through August 2017, Mr. Costa served as Sabra’s Vice President – Finance and Controller. From Sabra’s inception in 2010 until June 2016, Mr. Costa served as Sabra’s Controller. He has more than 20 years of experience in commercial real estate finance and accounting, having previously worked for KBS Realty Advisors and Ernst & Young’s Real Estate Assurance practice. Mr. Costa is a Certified Public Accountant and licensed real estate broker in California.

Talya Nevo-Hacohen

Ms. Nevo-Hacohen, 63, has served as Sabra’s Chief Investment Officer, Treasurer and Executive Vice President since November 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. From August 2008 to February 2009, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC, an affiliate of Cerberus Capital Management, L.P., a private investment firm. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Previously, from 1993 to 2003, Ms. Nevo-Hacohen worked for Goldman, Sachs & Co. where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York. Ms. Nevo-Hacohen is a trustee of South Coast Repertory and serves on its executive committee, and she also serves on the Board of Advisors of Yale Jackson School of Global Affairs. Ms. Nevo-Hacohen also is a trustee of Seritage Growth Properties.

There are no family relationships among any of our directors or executive officers.

Sabra 2023 Proxy Statement

CORPORATE GOVERNANCE

We are committed to effective corporate governance that promotes the long-term interests of our stockholders and strengthens Board and management accountability.

Governance Highlights

✓ Annual Election of Directors	✓ Active Stockholder Engagement Practices

✓ Highly Independent Board (7 of 8 Directors) and Fully Independent Committees	✓ Policies and Practices to Align Executive Compensation with Long-Term Stockholder Interests

✓ Four New Independent Directors Since 2019	✓ Lead Independent Director with a Well-Defined Role and Robust Responsibilities Appointed Annually by Independent Directors

✓ Comprehensive New Director Orientation Process	✓ Annual Review of CEO and Management Succession Plans

✓ Majority Voting for Directors in Uncontested Elections, with a Director Resignation Policy	✓ Commitment to Consider Qualified Female and Minority Director Candidates

✓ No Supermajority Vote Requirements	✓ Written Related Person Transaction Policy

✓ Robust Stock Ownership Requirements for Executives and Directors	✓ Anti-Hedging and Anti-Pledging Policies

✓ Annual Board and Committee Evaluations	✓ Clawback Policy

✓ Regular Executive Sessions of Independent Directors	✓ Stockholder Proxy Access Right Reflecting Market Standard Terms

✓ Stockholder Right to Amend Bylaws by Majority Vote	✓ No Stockholder Rights Plan

✓ Overboarding Policy: No More than Four Additional Public Company Boards or One Additional Public Company Board for CEO or Equivalent Positions	✓ Audit Committee Overboarding Policy: No More than Two Additional Public Company Audit Committees

✓ Independent Board Committee Oversight of Cybersecurity Risks, Human Capital and Environmental, Social and Governance Matters	✓ Opted Out of the Provisions of the Maryland Unsolicited Takeover Act that would Permit a Classified Board without Stockholder Approval

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chair of the Board and the Lead Independent Director, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation.

Sabra 2023 Proxy Statement

Our Corporate Governance Guidelines underscore our focus on diversity, by explicitly stating that the Board of Directors and the Nominating and Governance Committee are committed to actively seeking qualified women and individuals from minority groups to include in the pool from which new Board members or director nominees are selected.

Our Corporate Governance Guidelines also set forth our overboarding policy, which provides that directors may not simultaneously serve on more than four other public company boards (except with the prior approval of our Board); directors who also serve as chief executive officers, or in equivalent positions, should not serve on more than one other public company board; and members of our Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (except with the prior approval of our Board). Our Corporate Governance Guidelines further provide that directors should advise the Chair of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another board and should only serve on other boards if they have sufficient time to devote to Sabra’s affairs. Our directors’ outside board commitments are evaluated based on written responses to annual directors’ and officers’ questionnaires. All directors are currently in compliance with our overboarding policy, and the Board has not granted any exceptions to the policy.

A current copy of the Corporate Governance Guidelines is posted in the Investors—Governance section of our website at www.sabrahealth.com.

Stockholder Engagement

Our Board of Directors and management value the input of our stockholders and prioritize engaging with our stockholders to directly receive their feedback. Our Board and management considers and evaluates the feedback and insights from our stockholder engagement, in addition to emerging best practices, policies at other companies and market standards, to enhance the evolution of our disclosures and practices. In 2021, we engaged a third party consulting firm to perform an investor perception study. We used the information generated from this study to inform our stockholder engagement in 2022 and going forward.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors qualify as “independent directors” under applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq rules”) and the rules and regulations of the SEC. In considering the independence of each director, the Board of Directors reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director. Our Board of Directors has affirmatively determined that none of Messrs. Barbarosh, Foster, Malehorn or Porter nor Mses. Cusack, Katzmann or Kono has a relationship that, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director and that each such director is an independent director under the Nasdaq rules. Our Board of Directors also previously determined that each of Ronald G. Geary and Raymond J. Lewis were independent directors during the periods of their respective service on our Board of Directors (until January 2022 and February

Sabra 2023 Proxy Statement

2022, respectively). Mr. Matros does not qualify as an independent director because he is employed as our President and Chief Executive Officer.

Proxy Access

Our Board of Directors has implemented a proxy access provision in our Bylaws, which permits a stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and require us to include in our proxy materials for an annual meeting of stockholders director candidates constituting up to 25% of the Board of Directors (rounded down to the nearest whole number, but not less than two), provided that the stockholder(s) and the nominee(s) satisfy the eligibility and procedural requirements described in our Bylaws. For more information on using proxy access to nominate directors, see “Stockholder Proposals and Director Nominations for 2024 Annual Meeting of Stockholders.”

Committees of the Board of Directors

The standing committees of our Board of Directors include: Audit, Compensation, and Nominating and Governance. The members of these standing committees are appointed by and serve at the discretion of the Board of Directors. Current copies of the charters for each of these committees are posted in the Investors—Governance section of our website at www.sabrahealth.com. Our Board of Directors encourages each of our directors to attend all committee meetings as invited guests.

Our Chief Executive Officer and our Chief Financial Officer and Secretary regularly attend meetings of our Board committees when they are not in executive session and report on matters that are not addressed by other officers. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

The following table presents the composition of the committees of our Board of Directors as of the date of this Proxy Statement and the number of meetings held by each committee in 2022:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee

Craig A. Barbarosh	Chair	✓

Katie Cusack		✓

Michael J. Foster	✓		✓

Lynne S. Katzmann		✓	Chair

Ann Kono	✓

Jeffrey A. Malehorn	✓	Chair

Clifton J. Porter II		✓	✓

Total Meetings in 2022	5	2	3

Sabra 2023 Proxy Statement

Audit Committee

The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the Nasdaq rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and satisfies the additional financial literacy requirements of the Nasdaq rules. The Board has designated two members of the Audit Committee, Mr. Foster and Ms. Kono, as “audit committee financial experts” as defined by SEC rules. The Board based its determination on the qualifications and business experience of each of Mr. Foster and Ms. Kono described above under “Board of Directors and Executive Officers—Directors of the Company.”

The Audit Committee is responsible for overseeing Sabra’s accounting and financial reporting processes and the audit of Sabra’s financial statements, including the integrity of Sabra’s financial statements, the qualifications and independence of Sabra’s independent registered public accounting firm and the performance of Sabra’s independent registered public accounting firm and internal auditors. Among other things, the Audit Committee is responsible for the appointment, compensation and retention of Sabra’s independent registered public accounting firm; pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm; review of Sabra’s internal controls and disclosure controls and procedures; oversight of Sabra’s internal audit function; oversight of Sabra’s legal and regulatory compliance and risk assessment and risk management policies; review of Sabra’s risk exposure in the areas of information and cyber security; and review and approval of any related party transactions. The Audit Committee is also responsible for preparing the Audit Committee Report included in this Proxy Statement. In performing its responsibilities, the Audit Committee meets regularly with management, Sabra’s independent registered public accounting firm and Sabra’s internal auditors.

Compensation Committee

The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the Nasdaq rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with Sabra that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

The Compensation Committee oversees and determines the compensation of Sabra’s Chief Executive Officer and other executive officers, including salaries, bonuses and awards of equity-based compensation, approves all employment and severance agreements for executive officers, makes recommendations to the Board with respect to the adoption or amendment of incentive compensation plans and stock-based benefit plans, administers Sabra’s stock-based benefit plans and makes recommendations to the Board of Directors concerning the compensation of directors. The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee is further responsible for periodically reviewing human capital management matters, including Sabra’s policies, programs and initiatives focusing on company culture, talent development, employee retention and diversity, equity and inclusion.

The Compensation Committee is solely responsible for making the final decisions on compensation for Sabra’s executive officers. However, the Compensation Committee takes into account recommendations

Sabra 2023 Proxy Statement

of Sabra’s Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, Sabra’s officers do not have any role in determining the form or amount of compensation paid to the executive officers of Sabra. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation to Sabra’s executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, since our becoming a separate publicly traded company, the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation program and the amounts payable thereunder. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FW Cook’s work, and does not believe FW Cook’s work has raised any conflicts of interest. FW Cook reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by our Compensation Committee.

Nominating and Governance Committee

The Board of Directors has determined that each member of the Nominating and Governance Committee is an “independent director” under the Nasdaq rules.

As further described below under “—Director Nomination Process,” the Nominating and Governance Committee assists our Board of Directors in identifying individuals qualified to become Board members and selecting the director nominees for each annual meeting of stockholders. The Nominating and Governance Committee also makes recommendations to the Board of Directors concerning the structure and operations of the Board and its committees and is responsible for overseeing the Corporate Governance Guidelines, for developing and recommending to the Board of Directors any changes to the Corporate Governance Guidelines, for overseeing new director orientation and director continuing education, for receiving reports annually from the Chief Executive Officer concerning senior management development and succession plans, and for overseeing the company’s human capital and environmental, social and governance policies and practices.

Meetings and Attendance

During 2022, our Board of Directors held five meetings. Each of our directors attended 100% of the meetings of the Board and the committees of the Board on which the director served during 2022. In addition, the independent directors meet regularly in executive session without the presence of management. Mr. Foster, who has been designated by the independent directors as Lead Independent Director, chairs these executive sessions of the independent directors.

Our Board of Directors encourages each director to attend the annual meeting of stockholders. All of our directors attended the 2022 annual meeting of stockholders in person or by remote communication.

Sabra 2023 Proxy Statement

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board is free to make its choice for Chair and Chief Executive Officer in any way that the Board of Directors considers best for Sabra at a given point in time. Accordingly, the Chair and Chief Executive Officer positions may be filled by one individual or by two different individuals. The Board believes that the appropriate leadership structure for Sabra at this time is for Mr. Matros to serve as both our Chair and Chief Executive Officer, in concert with an independent director serving as our Lead Independent Director.

Our Board of Directors believes that Mr. Matros, our Chief Executive Officer, is best suited to serve as our Chair because he is the director most familiar with Sabra’s business and industry and most capable of identifying strategic priorities. In the Board’s view, combining the roles of Chair and Chief Executive Officer facilitates the flow of information between management and the Board, and helps assure that the strategies adopted by the Board will be best positioned for execution by management. While the Chair leads the Board in overseeing the management and direction of the Company, any specific actions taken in connection with this oversight responsibility are exercised by the full Board or any Board committee to which authority has been delegated by the Board, and not by any individual director.

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent directors designate annually an independent, non-employee director to serve as our Lead Independent Director. As noted above, the independent directors have currently designated Mr. Foster to serve as our Lead Independent Director. The Lead Independent Director helps to facilitate free and open discussion and communication among the independent directors of the Board and between the Board and management. The duties of the Lead Independent Director include chairing all meetings of the independent directors when they meet in executive session and chairing all meetings of the full Board in the absence of the Chair; representing the Board in meetings with third parties, as appropriate; and working with the Chair to finalize meeting agendas, meeting schedules and other information provided to the Board. The Lead Independent Director also sets the agenda for the meetings held in executive session, and discusses issues that arise from these meetings with the Chief Executive Officer. The non-employee members of the Board meet in executive session during each regularly scheduled Board meeting and during special meetings of the Board, as appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through approval authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board of Directors. As part of overseeing our corporate strategy and our enterprise risk management program, our Board of Directors also monitors our environmental practices, sustainability, including climate-related risks, and human capital management. Any director may propose a meeting agenda item related to risk or any other topic for consideration and discussion by the Board.

Management is responsible for identifying the material short-, intermediate- and long-term risks facing Sabra implementing appropriate risk management strategies and ensuring that information with

Sabra 2023 Proxy Statement

respect to material risks is shared with the Board of Directors or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting, regulatory matters and information systems and cybersecurity, including any material risk to Sabra relating to such matters. The Board of Directors considers and makes determinations on any action warranted with respect to these risks, which include short-, intermediate- and long-term risks, as well as both existing risks and emerging risks. The Board’s oversight standards apply regardless of the immediacy of the risk assessed, and risks are reevaluated regularly.

Where appropriate, the Board of Directors also receives input on risk-related topics from third party advisors and experts who report from time to time to the Board on various risk topics within their area of expertise, including with respect to potential future threats and trends. For example, in 2022, management conducted an enterprise-wide risk assessment with the assistance of an external firm to evaluate the risks facing Sabra and determine their severity, likelihood of occurring in a single year, how quickly Sabra may be impacted by each risk and the perceived effectiveness of management’s current mitigation activities and controls. The results of this enterprise-wide risk assessment were reviewed by the Audit Committee and shared with the rest of the Board, and considered by outside advisors in connection with the assessment of the material risk factors to disclose in our filings with the SEC. The Audit Committee plans to refresh this assessment on a quarterly basis as well as perform an annual enterprise-wide risk assessment and review.

The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

•

The Audit Committee is responsible for periodically discussing Sabra’s overall risk assessment and risk management policies as well as Sabra’s plans to monitor, control and minimize any risk exposure with management, our internal auditors and our independent registered public accounting firm. In addition, the Audit Committee periodically reviews Sabra’s risk exposure related to the Audit Committee’s areas of responsibility, including financial reporting, disclosure controls and procedures, accounting and internal controls, legal and regulatory compliance and information and cyber security. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, disclosure controls and procedures, accounting and internal controls and oversees risks related to our compliance with legal and regulatory requirements.

•

The Compensation Committee oversees, among other things, the assessment and management of risks related to Sabra’s compensation plans, policies and overall philosophy, equity-based incentive plans, and human capital matters, including Sabra’s culture, talent development, employee retention and diversity, equity and inclusion.

•

The Nominating and Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board leadership structure and management and director succession, as well as our human capital and environmental, social and governance policies and practices.

All members of our Board of Directors are invited to attend our regularly scheduled committee meetings, and most directors do so attend. Our Chief Executive Officer, Chief Financial Officer and outside legal counsel also regularly attend meetings of our standing committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of

Sabra 2023 Proxy Statement

management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on Sabra’s leadership structure described under “—Board Leadership Structure” above.

Compensation Risk Assessment

Consistent with the Compensation Committee’s responsibilities described above, the Compensation Committee takes risk into consideration when reviewing and approving executive compensation, including when it approved our executive compensation program. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the Compensation Committee noted that each Named Executive Officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Long-term incentive awards granted under our long-term equity award program are generally subject to a multi-year vesting schedule, a deferral feature for Named Executive Officers and performance conditions that are not solely dependent on stock price.

Director Nomination Process

Identifying and Evaluating Director Nominee Candidates

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders and nominees for directors to be appointed by the Board of Directors to fill vacancies and newly created directorships, the Nominating and Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of Sabra, senior management or an outside search firm engaged by the Nominating and Governance Committee if determined appropriate. All potential director nominees, other than potential incumbent director nominees, will be initially reviewed by the Chair of the Nominating and Governance Committee or, in the Chair’s absence, any other member of the committee delegated to initially review director candidates. If it is determined appropriate to proceed, a prospective director candidate may be interviewed by one or more of the other members of the Nominating and Governance Committee, other members of the Board of Directors and by the Chief Executive Officer. The Nominating and Governance Committee will provide informal progress updates to the Board of Directors and will meet to consider and recommend any final director candidates to the full Board of Directors. The Board of Directors is responsible for determining the final director candidates to be nominated for election at each annual meeting of stockholders and for appointing directors to fill vacancies on the Board.

In considering whether to nominate a potential director candidate for election to the Board of Directors, the Nominating and Governance Committee considers whether the director candidate would meet the definition of independence required by the Nasdaq rules and applicable rules and regulations of the SEC. As set forth in Sabra’s Corporate Governance Guidelines, the Nominating and Governance Committee also seeks to elect directors who: (i) are of high character and integrity; (ii) are accomplished in their respective fields; (iii) have relevant expertise and experience, and are able to offer advice and guidance to management based on that expertise and experience; (iv) have sufficient

Sabra 2023 Proxy Statement

time available to devote to Sabra’s affairs, including whether the director candidate would satisfy Sabra’s overboarding policy as set forth in its Corporate Governance Guidelines; (v) will represent the long-term interests of Sabra’s stockholders as a whole; (vi) are not age 80 or older at the time of election; and (vii) will collectively represent a diversity of backgrounds and experiences, including diversity with respect to gender, age and ethnicity. Our Board of Directors and the Nominating and Governance Committee are committed to actively seeking qualified women and individuals from minority groups to include in the pool from which new Board members or director nominees are selected. The Board of Directors and the Nominating and Governance Committee evaluate each individual in the context of the Board as a whole, with the objective of building a Board that is effective, collegial and can best represent the interests of Sabra and its stockholders, using its diversity of backgrounds and experiences. On an annual basis, as part of the performance evaluation of the Board of Directors, the Nominating and Governance Committee seeks feedback from members of the Board of Directors concerning whether the overall mix and diversity of Board members is appropriate for our company.

Stockholder Recommendations

As described above, the Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, together with the following information: (i) all information about the stockholder and the candidate that would be required pursuant to Article II, Section 11 of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors, (ii) a statement of the proposed director candidate’s qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any tenant or competitor of Sabra, and (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. Stockholders who are recommending candidates for consideration by the Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must follow the procedures described under “Stockholder Proposals and Director Nominations for 2024 Annual Meeting of Stockholders.”

Management Succession Planning

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee is responsible for reviewing the company’s succession plan for the Chief Executive Officer and senior management. In performing these functions,

Sabra 2023 Proxy Statement

the Chief Executive Officer annually reports to the Nominating and Governance Committee about developments of senior management personnel and succession plans. All members of our Board of Directors are invited to attend our regularly scheduled Nominating and Governance Committee meetings, and most directors do so attend and have the opportunity to review and discuss the succession plans.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board and each committee of the Board. The evaluation process is facilitated by outside legal counsel and is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board.

Policy on Hedging and Pledging of Sabra Shares

Sabra recognizes that hedging against losses in Sabra securities may disturb the alignment between stockholders and executives that Sabra’s Stock Ownership Policy (as described in the “Executive Compensation—Compensation Discussion and Analysis” below) and equity awards are intended to facilitate. Accordingly, our Board has incorporated prohibitions on various hedging activities within Sabra’s Insider Trading Policy, which applies to all directors, executive officers and employees. The policy prohibits short sales of Sabra common stock and trading in “puts” and “calls” or other derivative securities that relate to Sabra common stock. The policy also prohibits hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Sabra securities.

In addition, because a margin call or foreclosure sale may occur at a time when a director, executive officer or employee is aware of material non-public information concerning Sabra, directors, executive officers and employees are prohibited from holding Sabra securities in a margin account or pledging Sabra securities as collateral for a loan. Accordingly, none of our directors or executive officers have pledged any shares of Sabra common stock.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Conduct and Ethics can be found in the Investors—Governance section of our website at www.sabrahealth.com. Waivers from, and amendments to, our Code of Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, will be timely posted in the Investors—Governance section of our website at www.sabrahealth.com as required by applicable law.

Sabra 2023 Proxy Statement

Stockholder Communications with the Board

Stockholders may send written communications to the Board of Directors or to specified individuals on the Board, c/o Sabra’s Secretary at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612. All mail received will be opened and communications from verified stockholders that relate to matters that are within the scope of the responsibilities of the Board of Directors, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chair of the Board of Directors or any specified individual director, as applicable. If the correspondence is addressed to the Board of Directors, the Chair will distribute it to the other Board members if he determines it is appropriate for the full Board to review. In addition, if requested by stockholders, when appropriate, the Lead Independent Director or other directors will also be available for direct communication with stockholders.

“We continue to deliver on our promises to both shareholders and operators, and are well positioned to capitalize on future growth opportunities.” Michael Costa Chief Financial Officer

Sabra 2023 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

Environmental, Social and Governance (“ESG”) Initiatives

At Sabra, we take a care-driven approach to our business. We invest in assets where the future of healthcare is being delivered and where leading operators are skillfully and compassionately caring for the residents and tenants. We work actively with our operators and tenants to encourage and support best practices in sustainability, energy efficiency, health, safety and wellness. We believe our commitment to corporate responsibility creates value and promotes the long-term interests of our stakeholders. We further believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders. Corporate responsibility starts at the highest level of the organization and is spread throughout as we believe that achieving operational excellence is intrinsically tied to how responsibly we run our business.

As part of overseeing our corporate strategy and our enterprise risk management program, our Board of Directors monitors our environmental and social practices as an entire Board and within specific committees. We also formalized our management-level Sustainability Steering Committee structure in 2022. This cross-functional working group of individuals in environmental, health and safety, facilities, investor relations and finance, legal, human resources and other functions, allows us to gather data and insights for focus areas that impact our environmental stewardship, social commitments, and corporate governance. Dedicated subgroups within the Sustainability Steering Committee have specific areas of emphasis and each in turn contributes by overseeing, developing strategy for, and reviewing reporting and key performance indicators surrounding the company’s sustainability practices. Internally, the Sustainability Steering Committee addresses ESG factors that we believe are most relevant to our business. The Sustainability Steering Committee reports to the Nominating and Governance Committee at least three times per year.

We are committed to disclosing information regarding our environmental, social and governance initiatives. In 2022, we published our second annual sustainability report, and we are in the process of producing our third annual report. We utilize aspects of the Sustainability Accounting Standard Board (“SASB”), the Global Real Estate Sustainability Benchmark (“GRESB”), and the Task Force on Climate-related Financial Disclosures (“TCFD”) to report on our practices. Our reports and other disclosures can be found on the Investors—Governance section of our website at www.sabrahealth.com.

Human Capital Management and Engagement

We recognize that attracting and retaining talent at all levels is vital to our continuing success. We aim to attract professionals who will uphold our values of social and environmental stewardship. We ensure our team members receive competitive compensation and conduct pay analyses to review our pay equity. We also invest in our team members through high-quality benefits and meaningful health and wellness initiatives. In response to COVID-19, we established and continue to provide responsive benefits including the accommodation of flexible work-from-home arrangements and assistance for dependent care costs to support the health and well-being of our team members and their families.

Employee development and growth is fundamental to our approach to human capital management. We have implemented a performance management initiative that helps us proactively plan for our team members’ evolving roles and address the current and future needs of our business. This initiative employs 360-degree assessments and focuses on aligning our talent strategy with our business strategy to identify skills that may be required to meet our future business needs.

Sabra 2023 Proxy Statement

We believe that when we create a workplace where our team members are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our stockholders. We promote employee engagement through focused surveys and through team gatherings, including our employee events and annual retreat. We also seek to ensure that our team members have opportunities to interact with our Board of Directors and accordingly invite all of our team members to our quarterly Board of Directors’ dinner.

Our Compensation Committee is responsible for overseeing human capital management matters, which include policies, programs and initiatives focusing on the company’s culture, talent development, employee retention and diversity, equity and inclusion.

Diversity, Equity & Inclusion

We believe that a diverse workforce is essential to our continued success, and we strive to maintain a fair, healthy and safe workplace, while creating a work environment that promotes diversity, equality and inclusion (DE&I) for our team members. Our current DE&I strategy is focused on our recruitment and training. We are proactively seeking out partnerships to attract new candidates, and we engaged third-party consultants to conduct inclusivity and bias training for our Board of Directors, management and employees. Our workforce reflects diverse gender, race, ethnicity, age and cultural backgrounds. As of December 31, 2022, women comprised 55% of our workforce and 64% of our management level/leadership roles. As of December 31, 2022, 33% of our team members self-identified as members of one or more racial and ethnic minorities.

As underscored by our Corporate Governance Guidelines, our Board of Directors and the Nominating and Governance Committee are committed to proactively consider a diverse collection of backgrounds and relevant experiences in our director candidates to best ensure the continued success of our business and represent our stockholder interests. As a part of this commitment, our Board of Directors and the Nominating and Governance Committee actively seek qualified women and individuals from underrepresented groups as director nominees. Since March 2019, we have appointed four new directors with a diverse range of skills, expertise and backgrounds, all of whom are diverse by gender or race and/or ethnicity. The current board composition is 37.5% diverse by gender and 25% by race and/or ethnicity.

Environmental Stewardship

As a socially and environmentally responsible company, we believe in implementing measures that support healthy, sustainable and energy efficient spaces. As the substantial majority of Sabra’s properties are leased under long-term, triple-net operating leases, the implementation of environmental measures at these properties are managed by our operators. Within each of our target markets, we regularly engage in and discuss sustainable practices with our operators. We require our operator teams to practice responsible property management that emphasizes health, safety, energy and water conservation. To enhance these efforts, we have partnered with a third-party consultant to identify and evaluate opportunities for more sustainable and efficient practices across our business activities, and we have adopted a Corporate Environmental Statement describing our commitment to implementing environmentally sustainable best practices.

We also monitor environmental risk factors in order to assess the climate resiliency of the properties in our portfolio, such as exposure to floods or other natural disasters. We assess these climate-related risks as a part of our enterprise risk assessment, which is overseen by our Board of Directors. In addition, the Nominating and Governance Committee oversees the company’s human capital and environmental, social and governance policies and practices. We believe preserving, enhancing, and repositioning healthcare assets is not only good business but good for the environment by reducing unnecessary demolitions and new construction.

Sabra 2023 Proxy Statement

Health and Safety

The safety and well-being of everyone within the Sabra community has continued to be one of our highest priorities. We have maintained our resiliency and proactive approach to effectively adapting to the changing conditions. Through this period, our COVID-19 action team has remained in effect to ensure we are responding appropriately. We have actively engaged our team members as we transition to a hybrid work environment and have continued to offer expanded benefits. For our operators, we are a committed resource to support them in their health, safety and wellness measures. For instance, we have supported many of our operators as they have achieved certification from WELL Health-Safety Rating, an evidence-based, third-party-verified rating body that recognizes commitments to promote safer and healthier environments for employees and residents.

“I believe everyone here is integral to our success. I’m proud of the culture we’ve created here at Sabra where the work environment is as fun and rewarding as it is challenging.”

Rick Matros

President and Chief Executive Officer

Sabra 2023 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation—2022

The following table provides information on the compensation of the members of our Board of Directors who are not also our employees (“Non-Employee Directors”) for the year ended December 31, 2022. The compensation paid to Mr. Matros, who is also one of our employees, is presented in the Summary Compensation Table and the related tables included below under “Executive Compensation.” Mr. Matros is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)

Craig A. Barbarosh	107,000	114,988	221,988

Katie Cusack	77,000	114,988	191,988

Michael J. Foster	113,000	114,988	227,988

Lynne S. Katzmann	90,000	114,988	204,988

Ann Kono	80,000	114,988	194,988

Jeffrey A. Malehorn	97,000	114,988	211,988

Clifton J. Porter	80,000	114,988	194,988

(1)

Amounts reported represent the aggregate grant date fair value of the annual equity awards granted to the Non-Employee Directors in 2022. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2022 Annual Report.

(2)	On June 14, 2022, each then-serving Non-Employee Director received an annual equity award of 8,751 stock units. The grant date fair value of each such director’s annual equity award was $114,988.

(3)

The following chart sets forth the number of unvested stock units held by each Non-Employee Director as of December 31, 2022. None of the Non-Employee Directors held option awards as of December 31, 2022.

Non-Employee Director	Number of Unvested Stock Units

Craig A. Barbarosh	4,568

Katie Cusack	4,568

Michael J. Foster	4,568

Lynne S. Katzmann	4,568

Ann Kono	4,568

Jeffrey A. Malehorn	4,568

Clifton J. Porter	4,568

Sabra 2023 Proxy Statement

Directors’ Compensation Policy

Under our Directors’ Compensation Policy, each Non-Employee Director is entitled to receive the following as cash compensation: (1) an annual retainer of $75,000 (which amount was increased to $80,000 effective as of March 21, 2023), payable in four equal quarterly installments, and (2) $1,000 (which amount was increased to $1,500 effective as of March 21, 2023) for each committee (but not Board of Directors) meeting attended, with the meeting fee reduced to $500 (which amount was increased to $750 effective as of March 21, 2023) for telephonic meetings lasting less than 30 minutes or for in-person meetings which the director attends other than in person. Any Non-Employee Director serving as the Lead Independent Director and each Chairperson of a committee of the Board of Directors is entitled to receive an additional annual retainer, payable in four equal quarterly installments, as follows: $30,000 for the Lead Independent Director, $25,000 for Audit Committee Chair, $15,000 for Compensation Committee Chair, and $10,000 for Nominating and Governance Committee Chair (which amount was increased to $15,000 effective as of March 21, 2023). The annual retainer and any additional retainers are each pro-rated for partial years of service.

The Non-Employee Directors have the right to elect to receive their annual retainers and any additional annual retainers in the form of stock units in lieu of cash, which units would be issued as of the last day of the quarter in which the retainers relate and would be valued as of the award date. Under our current Directors’ Compensation Policy, each of the Non-Employee Directors is entitled to receive an annual award of restricted stock units valued at $115,000 (which amount was increased to $135,000 effective as of March 21, 2023) on the date of the award. Each Non-Employee Director’s annual award of restricted stock units vests monthly over a period of one year (and will in all events become vested in connection with the annual meeting of stockholders occurring in the year following the date of grant), is not distributable as shares of our common stock until the earlier of the fifth anniversary of the grant date, a change in control or the Non-Employee Director’s separation from service from the Board of Directors, and any unvested restricted stock units shall accelerate and vest in full on the occurrence of a change in control or the Non-Employee Director’s death or disability. All stock units are entitled to receive dividend equivalent payments, which are either paid in cash on a current basis (if the underlying units have vested) or reinvested into additional stock units. Each Non-Employee Director’s annual award of restricted stock units is pro-rated for partial years of service.

Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board of Directors and committee meetings.

Stock Ownership Policy Applicable to Non-Employee Directors

Our Board of Directors has adopted a Stock Ownership Policy that requires each Non-Employee Director to own shares of our common stock equal in value to five times the annual Board cash retainer. Shares of our common stock subject to stock unit awards that have vested but the payment of which has been deferred count toward satisfaction of the required ownership level, but shares subject to stock options or unvested stock unit awards are not considered owned by the Non-Employee Director for purposes of this policy. The Non-Employee Directors are required to be in compliance with the required ownership level within five years from the date such person is first appointed or elected as a Non-Employee Director and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Each of the Non-Employee Directors is currently in compliance with the required ownership levels or is within the five-year transition period for new directors.

Sabra 2023 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our “Named Executive Officers” for 2022 are: Richard K. Matros, our Chief Executive Officer, President and Chair of the Board; Michael Costa, our Chief Financial Officer, Secretary and Executive Vice President; and Talya Nevo-Hacohen, our Chief Investment Officer, Treasurer and Executive Vice President.

In 2022, under the direction of our Board, our Named Executive Officers focused on supporting our tenants, operators and borrowers and diversifying our portfolio through asset recycling initiatives and investing in assets with embedded growth prospects.

Key highlights from 2022 include:

●

Despite challenges including high interest rates, a tough real estate market, the lack of availability and the cost of labor as well as inflation, we maintained a strong balance sheet through 2022, enhanced by the renewal and extension of our credit facility in January 2023, which improved our debt maturity profile by pushing our nearest material maturity to August 2026 while holding pricing in line with our prior credit facility.

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We grew our behavioral health portfolio through traditional acquisitions and adaptive reuse in 2022. By recycling assets that were underutilized to a more productive use, we expect to improve earnings by creating value out of an asset we already own while providing much-needed jobs and services to the local community. As of December 31, 2022, our portfolio of owned addiction treatment centers was up to 12 properties, consisting of acquired addiction treatment centers and properties that have been converted or are in the process of being converted to addiction treatment centers.

●

In addition to utilizing adaptive reuse to recycle capital, we also recycled capital into more productive assets and further diversified our portfolio with dispositions. In 2022, we generated $89.3 million of gross proceeds primarily from the sale of skilled nursing facilities. These proceeds not only funded our capital recycling program; they also provided the added benefit of reducing our skilled nursing exposure at the end of 2022 to 58.1% of our total Annualized Cash NOI, as adjusted, our lowest exposure since 2017. Subsequent to year end, we engaged in additional dispositions and repayments that further lowered our skilled nursing exposure. Annualized Cash NOI is a non-GAAP financial measure. See Appendix A for an explanation and reconciliation to net income, the most directly comparable GAAP financial measure.

●	As we move into 2023, we continue to look for opportunities to diversify the portfolio through strategic dispositions, repurposing assets and opportunistic acquisitions.

●

As of December 31, 2022, we had approximately $852.3 million in liquidity, consisting of unrestricted cash and cash equivalents of $49.3 million and available borrowings under our prior revolving credit facility of $803.0 million.

Sabra 2023 Proxy Statement

●

The renewal of our credit facility in January 2023 includes a $1 billion revolving credit facility, a $430.0 million U.S. dollar term loan, a CAD $150.0 million Canadian dollar term loan and an accordion feature that can increase the total available borrowings to $2.75 billion, subject to terms and conditions.

Summary of 2022 Compensation Decisions

The Compensation Committee continues to believe that the executive compensation program objective is to reward our executives for successfully creating long-term stockholder value by executing on our strategic plan, while at the same time holding executives accountable for performance and requiring forfeiture of compensation if they are not able to successfully execute our strategic plan and grow stockholder value.

Primary objective of 2022 compensation decisions Motivate Named Executive Officers to create long-term stockholder value

The Compensation Committee’s actions to incentivize the Named Executive Officers to create long-term value included the following highlights:

Utilize 50th percentile compensation philosophy for target total direct compensation

The Compensation Committee’s philosophy is to target our Named Executive Officers’ total direct compensation (base salary + target bonus amount + target grant date value of long-term equity awards) at approximately the 50th percentile of target total direct compensation provided by our peer companies to similarly situated executives. This is a guideline and compensation is not formulaically set at the 50th percentile. The compensation for our Named Executive Officers was generally near the median, except that Mr. Costa’s pay was below the median because 2022 was his first year as our CFO following his promotion at the end of 2021.

65% of grant date value of annual equity awards is performance-based, with TSR Units making up approximately 70% of performance-based awards

Since becoming an independent, publicly traded company, approximately 65% of the grant date value of our annual equity awards has been subject to performance-vesting conditions. The weighting of the relative total stockholder return-based awards (“TSR Units”) is approximately 70% of the grant date value of the performance-based annual equity awards, with FFO-based awards (“FFO Units”) making up the remaining approximately 30% of the performance-based annual equity

Sabra 2023 Proxy Statement

awards. The TSR Units are upweighted to align rewards with our stockholders and the TSR Units require above-median performance in order for the target shares to be earned, supporting alignment between management and long-term stockholders.

Equity election for annual bonuses to further link Named Executive Officer interests with those of stockholders

In 2022, we continued to permit executives to elect, prior to the start of the 2022 calendar year, to receive their annual bonus in the form of equity awards. The purpose is to tie the value of any annual bonus payment becoming earned to the increase or decrease in the trading price of our common stock over the performance year, which further aligns the interests of our executives with our stockholders. Our Chief Financial Officer elected to receive a portion of his 2022 annual bonus opportunity in a performance-based equity award (which we refer to as “Bonus Units”).

All 2022 executive long-term equity awards are subject to a mandatory five-year deferral and one-year post-vesting holding period

In 2016, we introduced a mandatory deferral feature for the Named Executive Officers’ long-term equity awards, which requires that vested awards be held and not become payable until the fifth calendar year following the grant date. This deferral feature is in addition to a one-year post-vesting holding period that also applies to the awards and is described in more detail below. All long-term equity awards granted to the Named Executive Officers during 2022 (but not any Bonus Units) are subject to a mandatory five-year deferral and one-year post-vesting holding period, which helps ensure that the interests of the Named Executive Officers remain aligned with our stockholders.

Robust stock ownership requirements (10x for CEO and 5x for other executives) further align executive interests with stockholders

Our Stock Ownership Policy requires our Chief Executive Officer to have direct ownership of shares of our common stock having a value equal to at least 10 times his annual base salary, and for the other Named Executive Officers to have direct ownership of shares of our common stock having a value equal to at least 5 times his or her annual base salary.

Sabra 2023 Proxy Statement

No COVID-19 or other adjustments for 2019 FFO Units and TSR Units; 100% of 2019 FFO Units forfeited and a below target payout for 2019 TSR Units

Both the FFO Unit and the TSR Unit payouts were made according to their original performance funding schedules, without any discretion or adjustment by the Compensation Committee for the impacts of the COVID-19 pandemic on the skilled nursing and senior housing community during the three-year performance period ending on December 31, 2022. 100% of the FFO Units that were eligible to vest for performance through December 31, 2022 were forfeited by the Named Executive Officers, while the TSR Units paid out at approximately 71.6% of the target number of units, which reflected a below-target payout. The FFO Units originally granted in 2019 were eligible to vest based on our adjusted normalized FFO performance for calendar 2022 (the last year of the three-year performance period), while the 2019 TSR Unit grants were eligible to vest based on our relative shareholder return ranking over a three-year performance period ending on December 31, 2022. Our adjusted normalized FFO performance per share for 2022 fell below the threshold performance level, while our relative TSR performance fell below the target performance level but above the threshold performance level, and as a result, the Named Executive Officers forfeited 100% of their 2019 FFO Units without any payment and received a below-target payout for their TSR Units. The forfeited 2019 FFO Units and TSR Units held by our Chief Executive Officer had a grant date value of $1,106,689, the forfeited units held by Ms. Nevo-Hacohen had a grant date value of $358,038 and the forfeited units held by Mr. Costa had a grant date value of $81,939.

Sabra 2023 Proxy Statement

The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the Named Executive Officers during 2022.

Compensation Program and Objectives

Our compensation program for executives is intended to:

●	motivate our executive officers to create long-term stockholder value;

●	align the interests of our executive officers with the interests of our stockholders;

●	attract and retain quality executive officers;

●	motivate and reward high performance levels; and

●	inspire teamwork and collaboration among the executives.

We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of four material elements: base salaries, annual incentive compensation opportunities, long-term incentive awards and severance benefits. Each of these compensation elements is described in more detail below.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee of our Board of Directors has the authority to determine the amount of compensation given to each of the Named Executive Officers. The Compensation Committee approves our executive compensation philosophy and procedures, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. The Compensation Committee is also responsible for approving employment agreements with the Named Executive Officers. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chair and Chief Executive Officer when determining the compensation of the other Named Executive Officers.

The elements of our executive compensation program were each approved by the Compensation Committee. None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by Mr. Matros with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

Role of the Compensation Consultant

Since our becoming a separate publicly traded company, the Compensation Committee has retained FW Cook as its independent compensation consultant. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FW Cook’s work and does not believe FW Cook’s work has raised any conflict of interest. FW Cook reports only to the Compensation Committee, and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

At the end of 2021 and in preparation for making base salary and bonus award decisions for 2022, and again at the end of 2022 in preparation for making 2022 equity award grants and base salary and

Sabra 2023 Proxy Statement

bonus award decisions for 2023, the Compensation Committee engaged FW Cook to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels, structure and performance alignment. As part of its review, FW Cook analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by our peer group of companies described below.

The Compensation Committee reviewed the reports prepared by FW Cook at the end of both 2021 and 2022 and used these reports, as applicable, when determining the amount and structure of each Named Executive Officer’s 2022 cash base salary, bonus opportunity and equity award grants.

FW Cook also advised on other aspects of executive compensation as requested by the Compensation Committee during 2022. For example, FW Cook provided the Compensation Committee with advice with respect to our peer group used for compensation comparison purposes described below and a proposal for an updated group of peer companies to use for TSR comparison purposes for the TSR Units that were granted in December 2022. FW Cook also provided the Compensation Committee with advice regarding the timing of our annual equity awards and advised that continuing to make annual equity awards during the fourth quarter of each calendar year better allows us to consider our performance for the year when determining the level of equity awards to be granted for that year. This, in turn, allows us to most closely match the value of our executive compensation program with internal performance and stockholder return during the year.

Peer Companies

When determining the amount of each Named Executive Officer’s 2022 cash base salary and target bonus opportunity at the end of 2021, the Compensation Committee, with the assistance of FW Cook, considered the compensation paid by the following peer companies, which we refer to as the 2021 peer group of companies:

Acadia Realty Trust

Cousins Properties Incorporated

EPR Properties

Gaming and Leisure Properties, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

Healthpeak Properties, Inc.

iStar Inc.

Lexington Realty Trust

LTC Properties, Inc.

Medical Properties Trust, Inc.

MGM Growth Properties LLC

National Health Investors, Inc.

National Retail Properties, Inc.

Omega Healthcare Investors, Inc.

Physicians Realty Trust

Retail Properties of America, Inc.

Seritage Growth Properties

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

VEREIT, Inc.

VICI Properties Inc.

W. P. Carey Inc.

Sabra 2023 Proxy Statement

The only change to our 2021 peer group from the peer companies used at the end of 2020 was to remove New Senior Investment Group Inc. because of its acquisition in 2021.

When determining the amount of each Named Executive Officer’s 2022 long-term equity award grants at the end of 2022, we used the same group of peer companies listed above, except for the addition of CareTrust REIT, Inc., which is a healthcare REIT with a net lease focus that is included in the peer group of a significant number of Sabra’s existing peers and also has its headquarters in Orange County, California, and the removal of Healthcare Trust of America, Inc., MGM Growth Properties LLC, Retail Properties of America, Inc. and VEREIT, Inc., which were acquired in late 2021 or 2022. Also, in December 2021, Lexington Realty Trust changed its name to LXP Industrial Trust. Our 2022 peer group of companies is listed in the table below:

Acadia Realty Trust

CareTrust REIT, Inc.

Cousins Properties Incorporated

EPR Properties

Gaming and Leisure Properties, Inc.

Healthcare Realty Trust Incorporated

Healthpeak Properties, Inc.

iStar Inc.

LTC Properties, Inc.

LXP Industrial Trust

Medical Properties Trust, Inc.

National Health Investors, Inc.

National Retail Properties, Inc.

Omega Healthcare Investors, Inc.

Physicians Realty Trust

Seritage Growth Properties

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

VICI Properties Inc.

W. P. Carey Inc.

Our objective peer group selection methodology remained consistent with prior years. We selected publicly traded, internally managed, U.S. based REITs with total revenues and enterprise values between approximately 0.33x to 3.0x times ours, with a preference for including healthcare REITs where possible even if that required some adjustment to the normal size parameters. Our methodology also included a preference for continuity and continuing to include companies that were members of our prior peer group of companies where possible.

When determining the amount of each Named Executive Officer’s base salary, target bonus opportunity and long-term equity award grants, the Compensation Committee considered the compensation paid by the peer group companies. The Compensation Committee believes that the peer group companies are a reasonable reference point for compensation decisions with respect to the Named Executive Officers based on each peer company’s similarity to Sabra taking into account their respective businesses, revenues, FFO, total assets, market capitalization, enterprise value, and the talent pool for which they compete.

In 2022, the Compensation Committee applied a 50th percentile guideline compensation philosophy for target total direct compensation when making pay decisions. Each of our Named Executive Officers’ target total direct compensation for 2022 approximated the 50th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives, although compensation was not set precisely to the guideline and Mr. Costa’s compensation was below the median because 2022 was his first year as our Chief Financial Officer following his promotion at the end of 2021.

Sabra 2023 Proxy Statement

Role of Stockholder Say-on-Pay Votes

Sabra currently provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a say-on-pay proposal. At our 2022 Annual Meeting of Stockholders, approximately 96.1% of the votes cast supported our say-on-pay proposal. The results at our 2022 Annual Meeting were consistent with the results in prior years following our becoming a separate publicly traded REIT, where stockholders supported our say-on-pay proposal by between 93.1% and 98.9% of the votes cast. The Compensation Committee believes this high degree of stockholder support for our 2022 say-on-pay proposal, combined with similarly high degrees of support for our say-on-pay proposals in prior years, affirms stockholders’ support of our executive compensation program.

The Compensation Committee will continue to consider the outcome of stockholders’ votes on our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

Material Elements of Compensation

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation.

The Compensation Committee reviewed each executive’s base salary at the end of 2021 to determine whether any increases for 2022 were warranted. The Compensation Committee determined not to make any increase to Mr. Matros’ base salary for 2022, but did approve an increase for 2022 of 6.1% ($35,000) for Ms. Nevo-Hacohen and 12.5% ($50,000) for Mr. Costa. Mr. Costa’s increase was made in connection with his appointment as our Chief Financial Officer at the beginning of 2022.

The Compensation Committee also reviewed each executive’s base salary at the end of 2022. The Compensation Committee determined not to make any increase to Mr. Matros’ base salary for 2023, but did approve an increase for 2023 of 6.6% ($40,000) for Ms. Nevo-Hacohen and 13.3% ($60,000) for Mr. Costa. Mr. Costa’s increase was made to bring his base salary and target total direct compensation closer to the 50th percentile of the compensation paid by our peer companies to their Chief Financial Officers and to recognize Mr. Costa’s growth in the role during 2022.

The base salary that was paid to each Named Executive Officer for the 2022 calendar year is reported in the “Summary Compensation Table—2020—2022” below.

2022 Annual Incentive Compensation Opportunity

Participants in our annual incentive bonus program for 2022 can elect to receive all or a portion of their bonus in the form of an equity award so the final value of the bonus earned increases or decreases based on both the achievement of bonus goals and stock price performance. This is viewed as a way for executives to improve their payout if they create stockholder value, and to increase their ownership of our common stock. The Named Executive Officers were each entitled to participate in the 2022 bonus program.

Sabra 2023 Proxy Statement

Under the terms of the 2022 bonus program, prior to the start of the 2022 calendar year, each Named Executive Officer was permitted to elect to receive his or her annual bonus in the form of an equity award or in the form of a cash payment. If an executive elected an equity award, the executive would receive a Bonus Unit award with respect to a targeted number of shares having a grant date value equal to the amount of the executive’s cash denominated target bonus divided by the opening price of a share of common stock on January 3, 2022 (the first trading day of 2022). This can be illustrated as follows:

Cash Target Bonus Amount x % Elected as Equity ÷ $13.61 Opening Share Price = Target # of Bonus Units

If an executive elected a cash payment, any bonus becoming payable would be paid in cash using the same performance criteria applicable to the Bonus Units. Mr. Costa elected to receive a percentage of his 2022 annual incentive opportunity in Bonus Units.

The target bonus under the 2022 bonus program for Mr. Matros was set at approximately 150% of his base salary. This target bonus opportunity represented a 25% increase from Mr. Matros’ 125% target bonus level that had been in effect each year since 2014, and was intended to provide him with an additional cash-based performance compensation opportunity instead of any base salary increase. The 2022 target bonus for Ms. Nevo-Hacohen was set at 100% of her base salary, which was the same target bonus level for her as each year since 2018. Mr. Costa’s 2022 target bonus opportunity was set at 100% of his base salary in connection with his appointment as our Chief Financial Officer, and in order to align his target bonus opportunity with Ms. Nevo-Hacohen’s bonus opportunity, which has been our historical practice for these two officer positions.

Each Named Executive Officer was eligible to earn a maximum bonus equal to 200% of the executive’s target bonus amount. The bonus payable for achieving the threshold performance level was set at 0% of the executive’s target bonus amount.

The following chart shows the amount of each Named Executive Officer’s target and maximum bonus opportunities, expressed in both dollars and number of Bonus Units based on the form of payment elected by the Named Executive Officer.

Named Executive Officer	2022 Target Cash Bonus Amount ($)	2022 Maximum Cash Bonus Amount ($)	2022 Target Stock Bonus Amount (# of Units)	2022 Maximum Stock Bonus Amount (# of Units)

Richard K. Matros	1,387,500	2,775,000	—	—

Talya Nevo-Hacohen	610,000	1,220,000	—	—

Michael Costa	292,500	585,000	11,572	23,144

The Compensation Committee established the threshold performance level at 75% of the target FFO per share performance level, and set the maximum performance level at 103% of the target FFO per share performance level.

Sabra 2023 Proxy Statement

The Compensation Committee chose an FFO-based performance metric for two primary reasons. First, an FFO-based metric rewards executives for driving growth in annual FFO performance, which the Compensation Committee believes benefits stockholders in the form of increased stockholder returns. Second, the Compensation Committee believes that FFO is a common performance metric used by investors to evaluate the performance of REITs, and the Compensation Committee wanted the Named Executive Officers to be focused on the same performance metric as our investors.

As described in more detail below, awards under the 2022 bonus program became earned based on our adjusted normalized FFO performance per share for 2022 relative to pre-established objective targets for 2022. We believe measuring our FFO performance against per share targets will motivate our executives to achieve not just absolute FFO growth, but growth on an FFO per share basis as well that takes into account the impact of capital raising transactions on our stockholders.

For purposes of our 2022 bonus program, we define adjusted normalized FFO per share to mean (A) our FFO for 2022, adjusted to eliminate the impact of (1) non-recurring items, including without limitation the write-off of deferred financing fees, contingent consideration adjustments, transitional expenses related to the CCP acquisition, non-RIDEA facility operating expenses, loss or gain associated with foreign currency transactions, and other similar items as determined by the Compensation Committee, (2) non-cash compensation expense, (3) cash bonuses payable to our officers and employees, (4) transaction costs and normalizing adjustments in connection with investment activity and capital markets activity, (5) any change in accounting policies or practices, (6) any gain or loss on lease or rental income restructurings and changes in lease classifications (including write offs of above/below market rent intangibles and straight-line rent receivables) to the extent included in FFO, (7) loan, preferred equity, direct financing lease, sales-type lease, and unconsolidated joint venture investment impairments or loss reserves, and (8) deferred income tax expense, divided by (B) the weighted average number of shares of common stock and common stock equivalents outstanding. Substantially the same adjusted normalized FFO per share definition was also used for purposes of the FFO Units that were granted in the 2022 calendar year.

The target level of adjusted normalized FFO per share was set at $1.5293. The 2022 FFO per share target was lower than our 2021 achieved adjusted normalized FFO per share of $1.6167. This lower target was established by the Compensation Committee to take into account (i) the 2021 capital markets and net investment activity by the Company, including the issuance of 19.8 million shares of common stock, (ii) the planned dispositions to diversify our portfolio and fund our capital recycling program (because a lower asset base means there are less assets to drive adjusted normalized FFO), (iii) a lower level of planned acquisition activity than in prior years and (iv) the Compensation Committee’s assessment of the continuing impact of macroeconomic factors (such as rising interest rates, inflation and the lingering impacts of the pandemic).

Achievement of adjusted normalized FFO per share of $1.5752 or greater was required in order for each Named Executive Officer to earn his or her maximum bonus opportunity, while achievement of adjusted normalized FFO per share of greater than $1.1470 was required in order for each Named Executive Officer to earn any bonus opportunity.

Sabra 2023 Proxy Statement

Sabra achieved adjusted normalized FFO per share of $1.5363 in 2022, which resulted in each Named Executive Officer receiving a bonus payout (either in cash or Bonus Units) equal to approximately 115.2% of his or her target bonus opportunity, as set forth in the following table. For Mr. Costa, because he elected to receive a portion of his 2022 bonus in Bonus Units instead of a cash denominated bonus, the value of his actual bonus payment for 2022 that was paid in Bonus Units was, like our stockholders, dependent on the trading price of our common stock, as illustrated by the table below.

Named Executive Officer	Total Value of Bonus Earned for 2022 (115.2% of Target) ($)	Portion of 2022 Bonus Paid in Cash ($)	Number of Bonus Units Paid for 2022(1) (# of Units)	Value of Shares Paid at 2022 Year-End(1) Price = $12.43 ($)	Value of Shares on 3/01/2023 Vesting Date(1) Price = $11.80 ($)

Richard K. Matros	1,598,400	1,598,400	—	—	—

Talya Nevo-Hacohen	702,720	702,720	—	—	—

Michael Costa	518,400	336,960	14,894	185,135	175,752

(1)	Includes shares credited as a dividend equivalent payment, which were subject to the same performance conditions as the Bonus Units.

We believe the 2022 bonus award payments are evidence of the performance contingent and equity-linked nature of our executive compensation program design.

The Named Executive Officers’ cash bonus payments are reported in the non-equity incentive plan compensation column of the “Summary Compensation Table—2020—2022” below and the Bonus Units are reported in the stock awards column of the “Summary Compensation Table—2020—2022” below, and the awards are also reported in the “Grants of Plan-Based Awards—2022” table below.

Long-Term Incentives

Structure and Timing of 2022 Equity Awards.

Structure of 2022 Equity Awards. A key feature of our executive compensation program is our long-term equity award program. In 2022, 65% of the Named Executive Officers’ annual equity awards are subject to performance-vesting conditions over a three-year performance period, and 35% are in stock units that become vested based on continued employment over four years (“Time-Based Units”). All awards are payable in shares of our common stock that may increase or decrease in value during the three-year performance period.

TSR Units comprise approximately 70% of the grant date value of the performance-based annual equity awards, with FFO Units making up the remaining approximately 30% of the performance-based annual equity awards. The Compensation Committee weights the TSR Units higher because it believes that they are an effective vehicle to motivate our Named Executive Officers to create long-term stockholder value, while at the same time penalizing the executives and requiring forfeitures if they are

Sabra 2023 Proxy Statement

not able to successfully execute our strategic vision and grow stockholder value at a greater rate than our TSR comparison peer companies listed below.

TSR Units used as the largest component of equity awards granted to the Named Executive Officers in 2022 to motivate achievement of above-median TSR

The table below summarizes the 2022 equity award grants (with FFO Units and TSR Units shown at the target levels and the grant date value based on the amount approved by the Compensation Committee):

2022 Annual Equity Award

Name	Time-Based Units	FFO Units	TSR Units

Richard K. Matros	$1,434,949 129,625 units	$819,966 74,071 units	$1,874,203 126,124 units

Talya Nevo-Hacohen	$489,980 44,262 units	$279,994 25,293 units	$639,976 43,067 units

Michael Costa	$384,981 34,777 units	$219,994 19,873 units	$502,833 33,838 units

Mandatory Holding Period and Deferral after Vesting. We have a holding period requirement for Time-Based Units, FFO Units and TSR Units granted to the Named Executive Officers. For any Time-Based Units, FFO Units or TSR Units that vest, executives are required to wait a minimum of one year after the vesting date before receiving payment of the underlying vested shares. We also have a deferral feature for the Named Executive Officers’ Time-Based Units, FFO Units and TSR Units, which requires that vested awards be held and will not become payable until the fifth calendar year following the grant date. The only exceptions to the one-year holding requirement are if the executive dies or suffers a disability, or if there is a change in control. Similarly, the only exceptions to the deferral requirement are if the executive dies, suffers a disability or otherwise has a termination of employment, or if there is a change in control after the awards vest. The Compensation Committee believes the one-year holding requirement coupled with the deferral requirement further reinforces the long-term nature of the awards and serves to further align the executives’ interests with those of our long-term stockholders. All of the long-term equity awards granted to the Named Executive Officers during 2022 (but not any Bonus Units) are subject to the same mandatory five-year deferral requirement and one-year post-vesting holding period.

Timing of 2022 Equity Awards. The Compensation Committee determined the total grant date dollar value of each Named Executive Officer’s 2022 equity awards in December 2022, which is our normal grant timing. We convert the total grant date dollar value of each executive’s equity award into a number of Time-Based Units, FFO Units and TSR Units using the same accounting value of each award that is used in our financial statements. We utilize this conversion approach so that the grant date award value of each type of award reported in our proxy statement (such as in the “Grants of Plan-Based Awards—2022” table below) is approximately equal to the grant date dollar value of the award that is approved by the Compensation Committee.

Sabra 2023 Proxy Statement

We believe that making annual equity awards in the fourth quarter of each calendar year allows us to consider our performance for the year when determining the level of equity awards to be granted for that year, as well as any feedback from stockholders on the say-on-pay proposal for the year.

Time-Based Units: Time-Based Units are included as part of each executive’s annual long-term equity award to provide an equity incentive linked to the value realized by our stockholders that becomes earned based on the executive’s continued employment with us. Time-Based Units made up approximately 35% of the total grant date value of each Named Executive Officer’s 2022 annual equity award. Each executive’s Time-Based Units granted in 2022 become vested in equal annual installments over a period of four years, with installments vesting on December 31 in each of 2023, 2024, 2025 and 2026, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

FFO Units: FFO Units are included as part of each executive’s long-term equity award to motivate them to execute our multi-year operating plan and increase our long-term FFO performance, which we believe also drives stockholder value creation. FFO Units made up approximately 30% of the performance-based annual equity awards and 20% of the total grant date value of each Named Executive Officer’s 2022 annual equity award.

Each executive’s FFO Units granted at the end of 2022 become vested based on our adjusted normalized FFO performance per share for the calendar year 2025 relative to a pre-established objective target for 2025 determined by the Compensation Committee. Adjusted normalized FFO per share is defined for these purposes as (A) our FFO for 2025, adjusted to eliminate the impact of (1) non-recurring items, including without limitation the write-off of deferred financing fees, contingent consideration adjustments, transitional expenses related to any completed merger, non-RIDEA facility operating expenses, loss or gain associated with foreign currency transactions, and other similar items as determined by the Compensation Committee, (2) non-cash compensation expense, (3) cash bonuses payable to our officers and employees, (4) transaction costs and normalizing adjustments in connection with investment activity and capital markets activity, (5) any change in accounting policies or practices, (6) any gain or loss on lease or rental income restructurings and changes in lease classifications (including write offs of above/below market rent intangibles and straight-line rent receivables) to the extent included in FFO, (7) loan, preferred equity, direct financing lease, sales-type lease and unconsolidated joint venture investment impairments or loss reserves, and (8) deferred income tax expense, divided by (B) the weighted average number of shares of common stock and common stock equivalents outstanding.

We believe that the adjusted normalized FFO per share target for 2025 is reasonably attainable if we are able to execute on our strategic objectives. The decision to use the third calendar year in the performance period as the performance measurement year is intended to give the executives a period of time to execute on Sabra’s strategic objectives.

Although our annual incentive awards also become earned based on an FFO-based performance metric, the FFO Units granted in any year will have different adjusted normalized FFO goals than those established under the annual bonus program. They are different incentive goals and require different performance to achieve them. The FFO Units become payable based on our performance relative to the pre-established objective adjusted normalized FFO per share target for the third calendar year following the grant date, while the annual incentive awards become payable based on our performance relative to the adjusted normalized FFO per share goal for the year in which the awards are granted. For example, the FFO Units granted in the 2022 calendar year become payable based on adjusted

Sabra 2023 Proxy Statement

normalized FFO performance per share for the 2025 calendar year, and the annual incentive awards granted under the bonus program approved in the 2022 calendar year became payable based on adjusted normalized FFO performance per share for the 2022 calendar year. As a result, we believe that the FFO Units incentivize long-term performance while annual incentive awards incentivize annual performance, and executives are not rewarded twice for achieving the same FFO results because the bonus program has a one-year FFO goal and the FFO Units have a three-year FFO goal.

100% of each executive’s target number of FFO Units will become vested if we achieve the targeted performance level. If we achieve 90.96% (the threshold level) or less of the targeted performance level, 0% of each executive’s target number of FFO Units will become vested, while if we achieve 109.04% or more of the targeted performance level (the maximum level), 200% of each executive’s target number of FFO Units will become vested. Performance up to the targeted performance level will result in between 0% and 100% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally decreasing 11% for each 1% decrease in the targeted performance level achieved (e.g., if we achieve approximately 97% of the targeted performance level, 67% of each executive’s target number of FFO Units will become vested). Performance between the targeted performance level and the maximum level will result in between 100% and 200% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally increasing 11% for each 1% increase in the targeted performance level achieved.

The vesting schedule for the FFO Units can be illustrated graphically as follows:

Any FFO Units that become eligible to vest based on our FFO performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

TSR Units: The Compensation Committee believes the TSR Units are an effective vehicle to motivate our Named Executive Officers to create long-term stockholder value, while at the same time penalizing the executives and requiring forfeitures if they are not able to successfully execute our strategic vision and grow stockholder value. TSR Units made up approximately 70% of the performance-based annual equity awards and 45% of the total grant date dollar value of each Named Executive Officer’s 2022 annual equity award.

Sabra 2023 Proxy Statement

The TSR Units granted in 2022 become vested based on our relative total stockholder return over a three-year performance period consisting of calendar years 2023-2025 measured against the following publicly traded REITs:

Acadia Realty Trust

Alexandria Real Estate Equities, Inc.

Americold Realty Trust

Boston Properties, Inc.

Brandywine Realty Trust

CareTrust REIT, Inc.

CIM Commercial Trust Corporation

City Office REIT, Inc.

Community Healthcare Trust Incorporated

Corporate Office Properties Trust

Cousins Properties Incorporated

Diversified Healthcare Trust

Douglas Emmett, Inc.

Easterly Government Properties, Inc.

EastGroup Properties, Inc.

EPR Properties

Equity Commonwealth

First Industrial Realty Trust, Inc.
Franklin Street Properties

Gaming and Leisure Properties, Inc.

Global Medical REIT Inc.

Healthcare Realty Trust Incorporated

Healthpeak Properties, Inc.

Highwoods Properties, Inc.

Hudson Pacific Properties, Inc.

INDUS Realty Trust

Industrial Logistics Properties Trust

Innovative Industrial Properties, Inc.

iStar Inc.

JBG Smith Properties

Kilroy Realty Corporation

LTC Properties, Inc.

LXP Industrial Trust

Medical Properties Trust, Inc.

Monmouth Real Estate Investment Corporation

National Health Investors, Inc.

National Retail Properties, Inc.

Office Properties Income Trust

Omega Healthcare Investors, Inc.

Orion Office REIT

Paramount Group, Inc.

Physicians Realty Trust

Piedmont Office Realty Trust, Inc.

Plymouth Industrial REIT

Postal Realty Trust

Prologis, Inc.

Rexford Industrial Realty, Inc.

Seritage Growth Properties

SL Green Realty Corp.

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

Terreno Realty Corporation

Universal Health Realty Income Trust

Ventas, Inc.

Veris Residential

VICI Properties

Vornado Realty Trust

W. P. Carey Inc.

Welltower, Inc.

This group of TSR comparison companies includes all publicly traded U.S. based industrial, office and healthcare REITs with market capitalization values above $100,000,000 as of November 30, 2022, as well as certain of those companies included in our 2022 peer group of companies used for compensation comparison purposes (61 companies in total, which excludes three companies from the original list that were acquired in 2022). Although nearly all of the compensation peers are included in the TSR comparison peer group, the TSR comparison peer group is a different, broader set of companies. The companies in our compensation peer group (22 companies in total in the 2022 peer group of companies) were selected based on their similarity to Sabra, taking into account their respective businesses, revenues, FFO, total assets, market capitalization, enterprise value and the talent pool for which they compete. The Compensation Committee believes that the selection criteria for relative TSR performance comparison can be different than for compensation comparison because REIT sectors are affected by similar economic forces (with REIT size playing a relatively small role in stockholder return), while compensation amounts correlate with each of the REIT sector, Sabra’s size and the talent pool for which Sabra is competing.

100% of each executive’s target number of TSR Units granted in 2022 will become vested if we achieve a total stockholder return percentile ranking at the 55th percentile relative to the applicable TSR peer companies. If our total stockholder return percentile ranking relative to the applicable TSR

Sabra 2023 Proxy Statement

peer companies is less than the 25th percentile (the threshold level), the TSR Units are forfeited, while if we achieve a total stockholder return percentile ranking relative to the applicable TSR peer companies at or above the 80th percentile (the maximum level), 200% of each executive’s target number of TSR Units will become vested. Performance up to the maximum level will result in between 0% and 200% of each executive’s target number of TSR Units becoming vested, with the vesting schedule having a 2-1 percentage reduction for performance below the 50th percentile performance and a 4-1 percentage increase for above-target performance to provide additional upside leverage to incentivize the executives to exceed the 55th percentile target level. If we achieve a negative absolute total stockholder return over the performance period, the maximum percentage of each executive’s target number of TSR Units eligible to become vested is in all events capped at 100%, in recognition that in such event, while our total stockholder return may have exceeded that of our peers, our stockholders would not have realized a positive total stockholder return on an absolute basis for this period.

The vesting schedule for the TSR Units can be illustrated graphically as follows:

Like the FFO Units, any TSR Units becoming eligible to vest based on our relative total stockholder return performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

Dividend Equivalents: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program entitle the executive to receive an additional credit of stock units having a value equal to the amount of the ordinary cash dividends paid on the shares of common stock underlying the award (i.e., dividend equivalents are reinvested in additional units). Any additional stock units credited as a dividend equivalent payment will not be paid unless they vest and are subject to the same vesting requirements as the stock unit awards to which they relate (including the applicable performance conditions).

Sabra 2023 Proxy Statement

Clawback: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program are each subject to the terms of our clawback policy described below.

Payouts of Previously Granted Performance-Based Awards. The performance period applicable to certain previously granted awards of TSR Units and FFO Units ended on December 31, 2022.

2020-2022 TSR Units. For the 2020-2022 TSR Unit performance period, we achieved a total stockholder return ranking equal to the 40.80th percentile, a performance that exceeded the threshold performance level but that was less than the target performance level. As a result of our three-year relative total stockholder return over this period, our Named Executive Officers earned a payout equal to 71.61% of the target number of TSR Units granted in 2019 and forfeited the remainder of their 2019 TSR Units.

2020-2022 FFO Units. For the 2020-2022 FFO Unit performance period, the target adjusted normalized FFO per share amount was set at $1.9390 per share for the 2022 calendar year. Adjusted normalized FFO per share is defined for these purposes substantially the same as described above in the discussion of our 2022 FFO Units. We achieved adjusted normalized FFO per share of approximately $1.5363 per share. This was below the threshold amount for the 2020-2022 FFO Unit awards that were granted in 2019, and thus the FFO Units were forfeited in full.

The forfeited 2019 FFO Units and TSR Units held by our Chief Executive Officer had a grant date value of $1,106,689, the forfeited units held by Ms. Nevo-Hacohen had a grant date value of $358,038 and the forfeited units held by Mr. Costa had a grant date value of $81,939. We believe these forfeitures of our 2019 FFO Units in full and the below-target payout of the TSR Units are evidence of the performance contingent nature of our executive compensation program design at work.

The grant-date fair value of the Time-Based Units, FFO Units and TSR Units granted to the Named Executive Officers in 2022 as determined under the accounting principles used in our financial reporting are reported in the “Summary Compensation Table—2020—2022” and the “Grants of Plan-Based Awards—2022” tables below.

Severance Benefits

We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of the Named Executive Officers under their employment agreements.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). The severance benefits for Mr. Matros are based on a 2.25x multiple, while the severance benefits for Mr. Costa and Ms. Nevo-Hacohen are based on a 1.5x multiple. We do not believe that the Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any Named Executive Officer to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits). The amount of severance benefits for Mr. Costa and Ms. Nevo-Hacohen will increase and be based on a 2x multiple in connection with a qualifying termination in connection with or following a change in control.

Sabra 2023 Proxy Statement

The severance benefit multiple for Mr. Matros will not increase for a qualifying termination in connection with or following a change in control.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

The terms of Time-Based Units, FFO Units and TSR Units each provide for accelerated vesting in connection with certain terminations of the Named Executive Officers’ employment with us, including a termination due to death, disability or a termination by us without good cause or by the executive for good reason but in general only if such termination occurs in connection with or following a change in control. Please see the “Potential Payments Upon Termination or Change in Control” section below for a discussion of the termination of employment-based vesting provisions of these equity awards.

Stock Ownership Policy Applicable to Executive Officers

We believe that in order to align the interests of our executive officers with those of our stockholders, executive officers should have direct ownership in shares of our common stock. Accordingly, our Board of Directors has adopted a Stock Ownership Policy. Our Stock Ownership Policy requires our Chief Executive Officer to own shares of our common stock having a value equal to at least ten times his annual base salary and each of our other executive officers to own shares of our common stock having a value equal to at least five times the executive’s annual base salary. Shares subject to stock options and unvested stock unit awards are not considered owned by the executive for purposes of the policy. The executive officers are required to be in compliance with the required ownership level within four years from the date such person is first appointed as an executive officer and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Each of the Named Executive Officers is currently in compliance with the required ownership levels, except for Mr. Costa, who has until January 11, 2025 (four years from the date he was appointed as an executive officer) to comply with the minimum stock ownership level, and until January 1, 2026 to comply with the enhanced minimum stock ownership level as a result of his appointment as our Chief Financial Officer.

Robust stock ownership requirements (10x for CEO and 5x for other executives) align executive interests with stockholders

Clawback Policy

Our Board of Directors has adopted a compensation recoupment policy whereby in the event of a material restatement of Sabra’s financial results (whether due to mistake, fraud or other misconduct, or any other material noncompliance with applicable financial reporting requirements), the Compensation Committee is required to review our cash and equity incentive compensation awards and may, if it determines appropriate after considering all relevant facts and circumstances, require the reimbursement of the incremental incentive compensation that an executive officer received as a result of the incorrect financial results. Time-Based Units, FFO Units, TSR Units and payouts under our

Sabra 2023 Proxy Statement

bonus program are each subject to the terms of this clawback policy. Our clawback policy will be updated later this year to comply with the SEC’s and Nasdaq’s new clawback policy requirements.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of Sabra and our stockholders, including awarding compensation that may not be deductible for tax purposes. Because we are taxed as a REIT, Section 162(m) considerations are not as significant for us as for other publicly-traded companies that are not taxed as REITs. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Sabra 2023 Proxy Statement

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Jeffrey A. Malehorn (Chair)

Craig A. Barbarosh

Katie Cusack

Lynne S. Katzmann

Clifton J. Porter

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

Compensation Committee Interlocks and Insider Participation

Messrs. Malehorn, Barbarosh and Porter and Mses. Cusack and Katzmann each served as members of the Compensation Committee during 2022. No member of the Compensation Committee during 2022 is a past or present officer or employee of Sabra or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2022.

Sabra 2023 Proxy Statement

Summary Compensation Table—2020—2022

The following table provides information on the compensation of the Named Executive Officers for 2022, 2021, and 2020. Because only three individuals served as our executive officers during 2022, we have only our three Named Executive Officers for 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Richard K. Matros Chief Executive Officer, President & Chair of the Board	2022 2021 2020	925,000 925,000 925,000	— — —	4,129,117 4,047,334 3,517,458	— — —	1,598,400 1,119,250 1,012,875	— — —	6,652,517 6,091,584 5,455,333

Talya Nevo-Hacohen Chief Investment Officer, Treasurer & Executive Vice President	2022 2021 2020	610,000 575,000 575,000	— — —	1,409,949 1,877,786 1,508,034	— — —	702,720 — —	12,200 11,600 11,400	2,734,869 2,464,386 2,094,434

Michael Costa Chief Financial Officer, Secretary & Executive Vice President	2022 2021	450,000 400,000	— —	1,294,812 905,335	— —	336,960 290,400	12,200 11,600	2,093,972 1,607,335

(1)

Annual Equity Awards. The amounts reported for 2022 include the aggregate grant date fair value of the Time-Based Units, the FFO Units and the TSR Units granted to the Named Executive Officers during 2022.

The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2022 Annual Report. The FFO Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the FFO Units as follows: Mr. Matros ($819,966); Ms. Nevo-Hacohen ($279,994); and Mr. Costa ($219,994). If we achieve the highest level of performance under the FFO Units, the grant date fair value for the FFO Units would increase to the following amounts: Mr. Matros ($1,639,932); Ms. Nevo-Hacohen ($559,988); and Mr. Costa ($439,988).

2022 Bonus Units. The amounts reported for 2022 also include the aggregate grant date fair value of the Bonus Units granted to Mr. Costa under our 2022 annual bonus program pursuant to his election to receive a portion of his or her annual bonus in the form of an equity award rather than in the form of a cash payment.

The aggregate grant date fair value of the Bonus Units was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2022 Annual Report. The Bonus Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus Units as follows: Mr. Costa ($187,004). If we had achieved the highest level of performance under the Bonus Units, the grant date fair value for the Bonus Units would have increased to the following amounts: Mr. Costa ($374,008).

Please see “—Compensation Discussion and Analysis—Material Elements of Compensation” above for a discussion of the components of our 2022 equity awards and how these awards were determined.

(2)	Amount reported for 2022 represents 401(k) plan matching contributions.

Sabra 2023 Proxy Statement

Description of Employment Agreements—Salary and Incentive Bonus Payments

At the end of 2019, we entered into new employment agreements with each of Mr. Matros and Ms. Nevo-Hacohen, and in January 2022 we entered into a new employment agreement with Mr. Costa. Each executive’s agreement has an initial three-year term. The initial term is extended for a new three-year term on each anniversary of the effective date, unless either party provides 60 days’ notice prior to the applicable anniversary of the effective date, in which case the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided. Each agreement is also subject to earlier termination in connection with an executive’s termination of employment.

Each executive’s employment agreement provides for an initial annual base salary to the executive that is subject to annual merit increases. Each executive’s agreement entitles the executive to an annual incentive bonus pursuant to the terms of our executive bonus plan, which for 2022 was our 2022 bonus program described above in “—Compensation Discussion and Analysis—Material Elements of Compensation—2022 Annual Incentive Compensation.” Each executive’s agreement also provides that the executive is entitled to participate in our usual benefit programs for our senior executives, to accrue paid time off in accordance with our policy for senior executives and to be reimbursed for the executive’s business expenses.

Sabra 2023 Proxy Statement

Grants of Plan-Based Awards—2022

The following table sets forth certain information concerning the cash bonus opportunities, Bonus Units, Time-Based Units, FFO Units and TSR Units that were granted to the Named Executive Officers during 2022. All of these awards were granted under our 2009 Performance Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Richard K. Matros

Cash Bonus	8/10/2022	—	1,387,500	2,775,000	—	—	—	—	—

Time-Based Units	12/27/2022	—	—	—	—	—	—	129,625	1,434,949

FFO Units	12/27/2022	—	—	—	24,443	74,071	148,142	—	819,966

TSR Units	12/27/2022	—	—	—	56,756	126,124	252,248	—	1,874,203

Talya Nevo-Hacohen

Cash Bonus	8/10/2022	—	610,000	1,220,000	—	—	—	—	—

Time-Based Units	12/27/2022	—	—	—	—	—	—	44,262	489,980

FFO Units	12/27/2022	—	—	—	8,347	25,293	50,586	—	279,994

TSR Units	12/27/2022	—	—	—	19,380	43,067	86,134	—	639,976

Michael Costa

Cash Bonus	8/10/2022	—	292,500	585,000	—	—	—	—	—

Bonus Units	8/10/2022	—	—	—	—	11,572	23,144	—	187,004

Time-Based Units	12/27/2022	—	—	—	—	—	—	34,777	384,981

FFO Units	12/27/2022	—	—	—	6,558	19,873	39,746	—	219,994

TSR Units	12/27/2022	—	—	—	15,227	33,838	67,676	—	502,833

(1)

For all equity awards reported above, amounts reported reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies referenced in footnote (1) of the “Summary Compensation Table—2020—2022,” and, in the case of the Bonus Units and FFO Units, the probable outcome of the applicable performance conditions. The amounts reported for these awards do not reflect whether the Named Executive Officer has actually realized or will realize a financial benefit from the awards (such as by vesting in an award).

Description of Annual Incentive Compensation Opportunity

During 2022, we granted each Named Executive Officer an annual incentive bonus opportunity and each Named Executive Officer elected before the start of 2022 whether to receive such bonus in the form of cash or as Bonus Units, or in a combination of cash and Bonus Units. Our annual incentive bonus plan is described in more detail above in “—Compensation Discussion and Analysis—Material Elements of Compensation—2022 Annual Incentive Compensation Opportunity.”

Sabra 2023 Proxy Statement

Description of Equity Awards

During 2022, we granted each Named Executive Officer annual equity awards in the form of Time-Based Units, FFO Units and TSR Units, and certain Named Executive Officers also elected to receive Bonus Units. Each stock unit subject to an award of Bonus Units, Time-Based Units, FFO Units and TSR Units represents the contractual right to receive one share of Sabra’s common stock. All of these awards were granted under, and are subject to the terms of, our 2009 Performance Incentive Plan. Certain of the terms of these awards are briefly described above in “—Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Incentives” and “—Compensation Discussion and Analysis—Material Elements of Compensation—2022 Annual Incentive Compensation Opportunity.”

Outstanding Equity Awards at End of 2022

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022, including the vesting dates for the portions of these awards that had not vested as of that date. As described under “—Compensation Discussion and Analysis” above, these awards are also generally subject to a mandatory five-year deferral and one-year post-vesting holding period. For outstanding stock units that are entitled to receive dividend equivalents that are reinvested in an additional number of units that are subject to the same vesting requirements (including the applicable performance conditions) as the underlying units, the amounts reported include the additional units credited in respect of dividend equivalents as of December 31, 2022.

Sabra 2023 Proxy Statement

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Richard K. Matros	19,726	(2)	245,194	18,479	(6)	229,694
	49,001	(3)	609,082	198,492	(7)	2,467,256
	90,247	(4)	1,121,770	22,689	(8)	282,024
	129,625	(5)	1,611,239	240,502	(9)	2,989,440
				24,443	(10)	303,826
				252,248	(11)	3,135,443

Totals	288,599		3,587,285	756,853		9,407,683

Talya Nevo-Hacohen	6,382	(2)	79,328	5,807	(6)	72,181
	15,402	(3)	191,447	62,382	(7)	775,408
	28,500	(4)	354,255	7,165	(8)	89,061
	44,262	(5)	550,177	75,946	(9)	944,009
				8,346	(10)	103,741
				86,134	(11)	1,070,646

Totals	94,546		1,175,207	245,780		3,055,046

Michael Costa	—	(2)	—	2,639	(6)	32,803
	7,005	(3)	87,072	28,354	(7)	352,440
	20,190	(4)	250,962	5,075	(8)	63,082
	34,777	(5)	432,278	53,796	(9)	668,684
				6,558	(10)	81,516
				67,676	(11)	841,213

Totals	61,972		770,312	164,098		2,039,738

(1)

The dollar amounts shown are determined by multiplying the number of shares or units reported by the closing price of our common stock of $12.43 on December 30, 2022, which was the last trading day in 2022.

(2)	Represents Time-Based Units that are scheduled to vest on December 31, 2023.

(3)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2023 and December 31, 2024.

(4)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2023, December 31, 2024 and December 31, 2025.

(5)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2023, December 31, 2024, December 31, 2025 and December 31, 2026.

(6)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2023. Amount shown is the threshold vesting level.

Sabra 2023 Proxy Statement

(7)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2023. Amount shown is the maximum vesting level.

(8)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2024. Amount shown is the threshold vesting level.

(9)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2024. Amount shown is the maximum vesting level.

(10)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2025. Amount shown is the threshold vesting level.

(11)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2025. Amount shown is the maximum vesting level.

Stock Vested—2022

The following table provides information concerning shares of our common stock acquired by the Named Executive Officers upon the vesting of stock awards during the 2022 calendar year.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)

Richard K. Matros	176,512	2,209,662

Talya Nevo-Hacohen	58,765	736,632

Michael Costa	30,030	373,664

(1)	The dollar amounts are determined by multiplying the number of shares subject to the stock award that vested by the per-share closing price of our common stock on the vesting date.

(2)

Includes the following amounts relating to stock awards that vested but the payment of which was deferred pursuant to the mandatory five-year deferral feature on the Named Executive Officers’ long-term equity awards described under “—Compensation Discussion and Analysis” above: Mr. Matros, $1,806,061; Ms. Nevo-Hacohen, $578,336; and Mr. Costa $130,664.

Nonqualified Deferred Compensation Table—2022

The following table provides information concerning stock units granted to the Named Executive Officers that are vested but have not yet converted to shares of Sabra common stock in accordance with the terms of the award. The stock units included in the following table remain subject to the mandatory five-year deferral, as described under “—Compensation Discussion and Analysis” above.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)

Richard K. Matros	Stock Units	2,051,640	—	71,879	(3,467,919)	6,781,620

Talya Nevo-Hacohen	Stock Units	671,512	—	25,405	(1,708,653)	2,544,740

Michael Costa	Stock Units	127,097	—	8	—	170,527

Sabra 2023 Proxy Statement

(1)

Stock unit contributions represent the portion of the stock units granted to the Named Executive Officers that vested in 2022 but that remained subject to the mandatory five-year deferral. The amounts included in this column have previously been reported in the Summary Compensation Table.

(2)

Represents (i) the amount of the dividend equivalents in the form of additional stock units credited in 2022 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award) and (ii) the change in the closing price of our common stock on December 31, 2022 compared to December 31, 2021. The amounts included in this column have not previously been reported in the Summary Compensation Table because the earnings are not preferential.

(3)

Stock unit withdrawals/distributions represent the portion of the stock units granted to the Named Executive Officers that had vested and were distributed to the Named Executive Officers upon satisfaction of the mandatory five-year deferral.

(4)	Represents the number of vested stock units held by the Named Executive Officer on December 31, 2022 multiplied by the closing price of our common stock on December 31, 2022.

Sabra 2023 Proxy Statement

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us and/or a change in control of Sabra.

The benefits described in this section are generally provided under the Named Executive Officers’ employment agreements or under the terms governing outstanding equity-based awards. For each Named Executive Officer, payment of the severance benefits provided for under his or her employment agreement is conditioned upon the executive’s execution and delivery of (and not revoking) a general release in favor of us. All of the benefits described below would be provided by us. Please see “—Compensation Discussion and Analysis” above for a discussion of how the level of these benefits was determined.

Severance Benefits—Employment Agreements. In the event that a Named Executive Officer’s employment is terminated by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement), each executive will be entitled to receive the following benefits under his or her employment agreement:

•

a lump sum cash severance payment equal to his or her annual base salary then in effect plus his or her average bonus actually earned (which includes the value of Bonus Units on the vesting date) for the prior three calendar years multiplied by a severance multiplier (equal to 2.25 for Mr. Matros and 1.5 for each of Ms. Nevo-Hacohen and Mr. Costa);

•	any accrued and unpaid bonus for any prior fiscal year;

•

a prorated bonus payment for the year in which the termination occurs based on actual performance, with any bonus earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

•

continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months for Mr. Matros and up to 18 months for each of Ms. Nevo-Hacohen and Mr. Costa.

Under the employment agreements, if a Named Executive Officer’s employment is terminated by us without good cause or by the executive for good reason on or within two years following a change in control of Sabra (including a termination by us without good cause that occurs up to six months prior to a change in control at the request of the party seeking to effect the change in control), each executive will be entitled to receive the following benefits under his or her employment agreement in lieu of the benefits described above:

•

a lump sum cash severance payment equal to his or her annual base salary plus his or her average bonus actually earned (which includes the value of Bonus Units on the vesting date) for the prior three calendar years multiplied by a severance multiplier (equal to 2.25 for Mr. Matros and two for each of Ms. Nevo-Hacohen and Mr. Costa);

•	any accrued and unpaid bonus for any prior fiscal year;

•

a prorated target bonus payment for the year in which the termination occurs calculated assuming we achieve 100% of the applicable financial performance target(s), with any bonus earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

Sabra 2023 Proxy Statement

•

continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months.

However, the benefits described above may be limited—if any payments under an executive’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Code, payments to the executive will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made.

If a Named Executive Officer’s employment terminates due to his or her death or disability, the executive will be paid any accrued and unpaid bonus for any prior fiscal year, and a prorated bonus payment for the year in which the termination occurs.

Restrictive Covenants. The employment agreements with the Named Executive Officers include each executive’s agreement that he or she will not disclose any of our confidential information at any time during or after employment. In addition, each executive has agreed that, for a period of 18 months following a termination of employment for Mr. Matros and for a period of one year following a termination of employment for each of Ms. Nevo-Hacohen and Mr. Costa, he or she will not solicit our employees or customers or materially interfere with any of our business relationships. Each agreement also includes mutual non-disparagement covenants by the Named Executive Officer and us. If a Named Executive Officer breaches any of these restrictive covenants, we may generally cease further payment of the executive’s severance benefits and recover any severance benefits that were paid to the executive before the breach.

Accelerated Vesting – Equity Awards. Outstanding equity awards granted to the Named Executive Officers under our 2009 Performance Incentive Plan will be subject to accelerated vesting in connection with certain types of terminations of employment, as described below:

•

Time-Based Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, any unvested Time-Based Units and other stock-units granted by Sabra that vest based on continued employment will become fully vested.

•

FFO Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, the executive’s target number of FFO Units will become fully vested.

•

TSR Units. If an executive’s employment terminates due to death or disability, the executive’s target number of TSR Units will become fully vested. If an executive’s employment terminates as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, then any TSR Units earned based on actual performance will become fully vested.

Sabra 2023 Proxy Statement

The following table provides information concerning the potential termination or change in control payments that would be made to each Named Executive Officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2022. In the following table, we use the term “involuntary termination” to refer to a termination by us without good cause or by the executive for good reason.

	Cash Severance ($)(1)	Equity Acceleration Value ($)(2)(3)	Health Benefits ($)	Total ($)(4)

Richard K. Matros

Death or Disability	—	12,056,068	—	12,056,068

Involuntary Termination	4,855,008	—	73,918	4,928,926

Involuntary Termination in Connection with Change in Control	4,855,008	12,056,068	73,918	16,984,994

Talya Nevo-Hacohen

Death or Disability	—	3,923,679	—	3,923,679

Involuntary Termination	1,673,720	—	52,873	1,726,593

Involuntary Termination in Connection with Change in Control	2,231,626	3,923,679	70,498	6,225,803

Michael Costa

Death or Disability	—	2,370,550	—	2,370,550

Involuntary Termination	1,161,941	—	40,278	1,202,219

Involuntary Termination in Connection with Change in Control	1,549,254	2,370,550	53,703	3,973,507

(1)

None of the Named Executive Officers would have been entitled to an additional pro-rated bonus payment from us for a termination of employment occurring at the end of the 2022 calendar year, so the pro-rated bonus-based severance provisions contained in each executive’s employment agreement would not result in any additional severance amounts for a termination occurring at year end.

(2)	Based upon the closing price of our common stock ($12.43) on December 30, 2022, which was the last trading day in 2022.

(3)

For TSR Units, we have assumed that the target number of units would become vested in connection with a change in control, although the actual number of TSR Units that would become vested in connection with a change in control is based on actual performance, and could be higher or lower than the target number of units.

(4)

We have assumed that no Named Executive Officer’s severance benefits would be “cut back” under his or her employment agreement in order to obtain the greatest after tax-benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the Named Executive Officers may be less than the amounts reported above as a result of the application of this “cut-back.”

Sabra 2023 Proxy Statement

Pay Ratio Disclosure

Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2022 was $6,652,517, and the median of the total 2022 compensation of all of our employees (excluding our Chief Executive Officer) was $230,262. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2022 to the median of the total 2022 compensation of all of our employees (excluding our Chief Executive Officer) to be 28.9 to 1.

We identified the median employee by taking into account the total gross wages as reported on Form W-2 paid in 2022 to all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2022. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total gross wages for 2022, although we did annualize the compensation for any permanent employees who were not employed by us for all of 2022. We believe total gross wages for all employees is an appropriate measure.

Once the median employee was identified as described above, that employee’s annual total compensation for 2022 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our Chief Executive Officer) in the “Total” column of the “Summary Compensation Table—2020—2022” above. The total compensation amounts included in the first paragraph of this pay ratio disclosure were determined based on that methodology.

We believe that the pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other REITs or other public companies.

Sabra 2023 Proxy Statement
Pay Versus Performance

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)(4)	NAREIT Health Care Total Shareholder Return ($)(5)	Net Income ($)(6)	Adjusted Normalized FFO Per Share ($)((7)(8)

2022	6,652,517	7,288,778	2,414,421	2,550,429	58.25	81.59	-77.6	$1.5363

2021	6,091,584	1,132,584	1,741,895	447,643	63.45	104.85	-113.3	$1.6167

2020	5,455,333	3,045,161	2,119,717	1,172,025	81.40	90.14	138.4	$1.820

(1)	Reflects compensation amounts reported in the Summary Compensation Table for our Chairman and Chief Executive Officer, Richard K. Matros, for the respective years shown.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to our Chairman and
Chief
Executive Officer and the average of
non-Chief
Executive Officer Named Executive Officers, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Sabra 2023 Proxy Statement

	2020		2021		2022
Adjustments	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs

Reported Summary Compensation Table Total	$5,455,333	$2,119,717	$6,091,584	$1,741,895	$6,652,517	$2,414,421

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	($3,517,458)	($1,407,392)	($4,047,334)	($977,678)	($4,129,117)	($1,352,381)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$3,409,048	$1,071,410	$3,790,585	$681,645	$4,071,408	$1,241,284

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	–	$332,495	–	$193,896	–	$74,929

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	($1,297,659)	($458,766)	($2,169,499)	($533,341)	$629,203	$159,830

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	($1,004,103)	($485,439)	($2,532,752)	($658,774)	$64,767	$12,346

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	–	–	–	–	–	–

Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	–	–	–	–	–	–

Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	–	–	–	–	–	–

TOTAL ADJUSTMENTS	($2,410,172)	($947,692)	($4,959,000)	($1,294,252)	$636,261	$136,008

COMPENSATION ACTUALLY PAID	$3,045,161	$1,172,025	$1,132,584	$447,643	$7,288,778	$2,550,429

Sabra 2023 Proxy Statement

(3)	The following are our non-Chief Executive Officer Named Executive Officers for each of the years reflected in the table above:

2022: Talya Nevo-Hacohen and Michael Costa
2021: Talya Nevo-Hacohen, Michael Costa and Harold Andrews
2020: Talya Nevo-Hacohen and Harold Andrews

(4)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between Sabra’s share price at the end and the beginning of the measurement period by Sabra’s share price at the beginning of the measurement period.

(5)	Peer group used for this purpose is the following published industry index: Nareit Health Care Property Sector Total Return Index.

(6)	The dollar amounts reported represent the amount of net income in millions reflected in the Company’s audited financial statements for the applicable year.

(7)
Financial Performance Measures. Listed below are the financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our Named Executive Officers, for 2022, to Sabra’s performance:

Adjusted Normalized FFO Per Share
Total Shareholder Return

(8)
Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other Named Executive Officers in 2020, 2021 and 2022 to (1) TSR of both Sabra and the Nareit Health Care Property Sector Total Return Index, (2) Sabra’s net income and (3) Sabra’s adjusted normalized FFO per share.

Sabra 2023 Proxy Statement

Sabra 2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for Sabra’s equity compensation plan, the number of shares of common stock subject to outstanding awards and the number of shares remaining available for future award grants as of December 31, 2022. Sabra’s equity compensation plan is the 2009 Performance Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	3,456,293 (1)(2)	N/A	6,570,286 (3)

Equity compensation plans not approved by security holders	—	—	—

Totals	3,456,293	N/A	6,570,286

(1)	All of these shares were subject to outstanding stock unit awards under the 2009 Performance Incentive Plan.

(2)	Reflects the maximum number of shares potentially issuable in connection with awards subject to performance-based vesting conditions.

(3)

Of the aggregate number of shares that remained available for future issuance, all were available under the 2009 Performance Incentive Plan and may be used for any type of award authorized under the 2009 Performance Incentive Plan, including stock options, stock units, restricted stock and stock bonuses.

Sabra 2023 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written Related Person Transaction Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (x) Sabra was, is or will be a participant, (y) the aggregate amount involved exceeds $120,000 and (z) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of Sabra’s last fiscal year was, an executive officer, director or director nominee of Sabra, (ii) any person who is known to be the beneficial owner of more than 5% of Sabra’s common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial interest.

Under this policy, Sabra’s Audit Committee is responsible for reviewing and approving or ratifying each related person transaction or proposed transaction; provided, however, that if the transaction falls within one of certain specified pre-approved categories, it shall not require review by the Audit Committee and shall be deemed to have been pre-approved by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee is required to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of Sabra and its stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

We have not participated in any transaction with a related person since the beginning of fiscal 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 reports, including any amendments thereto, electronically filed with the SEC during or with respect to 2022 and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2022 were timely filed, with the exception of a Form 4 filed by Ms. Cusack on March 2, 2022 to report the purchase of shares of our common stock on February 25, 2022.

Sabra 2023 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of Messrs. Barbarosh, Foster and Malehorn and Ms. Kono. All members of the Audit Committee are independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the Nasdaq rules. The Audit Committee held five meetings during 2022. The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee, a copy of which is available in the Investors—Governance section of our website at www.sabrahealth.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2022 with management and with PwC. In addition, the Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC that firm’s independence and considered whether the non-audit services provided by PwC are compatible with maintaining its independence.

Based on the review and discussions with management and PwC described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2022 Annual Report filed with the SEC.

Audit Committee of the Board of Directors

Craig A. Barbarosh (Chair)

Michael J. Foster

Ann Kono

Jeffrey A. Malehorn

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

Sabra 2023 Proxy Statement

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The table below shows the aggregate fees for services rendered by PwC for the fiscal years ended December 31, 2022 and December 31, 2021. PwC has served as Sabra’s independent registered public accounting firm since December 16, 2010.

Description of Professional Service	2022	2021

  Audit Fees – professional services rendered for the audit of Sabra’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements

	$ 1,386,250	$ 1,346,100

Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of Sabra’s consolidated financial statements	—	—

Tax Fees – professional services rendered for tax compliance, tax advice and tax planning (1)	20,263	181,985

All Other Fees – products and services other than those reported as “Audit Fees,” “Audited-Related Fees” or “Tax Fees”	—	—

Total	$ 1,406,513	$ 1,528,085

(1)

Tax fees in 2022 and 2021 consisted of acquisition related tax due diligence and structuring, general tax planning and restructuring, consulting regarding REIT status and qualification, state and local planning and consultations, and other tax consultations.

Audit Committee Pre-Approval Policies and Procedures

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of permitted non-audit services to one or more of its members and, pursuant to this authority, the Audit Committee has authorized the Chair of the Audit Committee, Mr. Barbarosh, to pre-approve interim requests for non-audit services, provided that any decisions to pre-approve any non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by PwC in 2022 and 2021.

Sabra 2023 Proxy Statement

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election

The Board of Directors currently consists of eight members. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Craig A. Barbarosh, Katie Cusack, Michael J. Foster, Lynne S. Katzmann, Ann Kono, Jeffrey A. Malehorn, Richard K. Matros and Clifton J. Porter II for election to the Board. All of our director nominees are currently directors of Sabra. Information about each of our director nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under the caption “Board of Directors and Executive Officers—Directors of the Company.”

In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.

Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee becomes unable or unwilling for good cause to serve as a director for any reason (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Each of the directors who are elected will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Majority Voting Standard

Our Bylaws provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected.

In the case of an uncontested election where the number of director nominees does not exceed the number of directors to be elected, if a nominee who is then serving as a director is not elected at the meeting by the requisite majority of the votes cast, under Maryland law, the director would continue to serve on the Board of Directors as a “holdover director.” To address this holdover issue, as required by our Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective if the director is not elected by stockholders and the Board of Directors accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the facts and

Sabra 2023 Proxy Statement

circumstances relating to the election and the resignation and recommend to the Board of Directors, within 60 days following certification of the election results, whether the resignation should be accepted or rejected or whether other action should be taken. The Board of Directors must decide whether to accept or reject the resignation within 90 days following certification of the election results, taking into account the recommendation of the Nominating and Governance Committee, and shall publicly disclose its decision. A nominee who was not already serving as a director and is not elected at the meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR each of the eight nominees for director.

Sabra 2023 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are not required by our Bylaws or applicable law to submit the appointment of PwC for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has chosen to submit the Audit Committee’s appointment of PwC as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Sabra and its stockholders.

Additional information about PwC, including the fees we paid to PwC in 2022 and 2021, can be found in this Proxy Statement under the caption “Audit Information.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of PwC with respect to the audit of our annual financial statements.

A representative of PwC is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR ratification of the appointment of PwC as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Sabra 2023 Proxy Statement

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 3)

Sabra is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described above in this Proxy Statement, in 2022, Sabra focused on supporting our tenants, operators and borrowers and diversifying our portfolio through asset recycling initiatives and investing in assets with embedded growth prospects.

The Compensation Committee continues to believe that the executive compensation program objective is to reward our executives for successfully creating long-term stockholder value by executing on our strategic plan, while at the same time penalizing our executives and requiring forfeiture of compensation if they are not able to successfully execute our strategic plan and grow stockholder value.

As described in our Compensation Discussion and Analysis, the Compensation Committee took several actions in 2022 to incentivize the Named Executive Officers to create long-term stockholder value. We urge stockholders to consider the Summary of 2022 Compensation Decisions contained in the beginning of our Compensation Discussion and Analysis before voting on this proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on Sabra, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, Sabra, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering Sabra’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Sabra’s current policy is to provide stockholders with an opportunity to vote on the compensation of the Named Executive Officers each year at the annual meeting of stockholders. We have included in this Proxy Statement a proposal to approve the frequency of future advisory votes on the compensation of our Named Executive Officers, and our Board of Directors recommends that we continue with the current policy of holding such a vote every year. Accordingly, if stockholders approve every 1 YEAR as the preferred frequency option in Proposal No. 4, we expect the next advisory vote on the compensation of our Named Executive Officers will occur at the 2024 annual meeting of stockholders.

Sabra 2023 Proxy Statement

Recommendation of the Board

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

Sabra 2023 Proxy Statement

ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Proposal No. 4)

As described in Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers.

In 2017, our stockholders had the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for annual meetings of stockholders or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting. At our 2017 annual meeting, our stockholders voted to hold a say-on-pay vote every year, and our Board of Directors determined that the say-on-pay vote would be held annually.

Under SEC rules, we are required to hold a new say-on-frequency vote at least every six years. Accordingly, this Proposal No. 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings of stockholders (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, our stockholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.

We believe that advisory votes on executive compensation should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Like the say-on-pay vote, this say-on-frequency vote is advisory and will not be binding on Sabra, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future say-on-pay votes.

Recommendation of the Board

Our Board of Directors recommends that you vote to hold future advisory votes on executive compensation every 1 YEAR.

Sabra 2023 Proxy Statement

OTHER MATTERS

The Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments or postponements thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2024 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in Sabra’s proxy statement, stockholder proposals must be received no later than December 26, 2023 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Requirements for Proxy Access Nominations. Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements set forth in our Bylaws that wishes to nominate candidates for election to our Board for inclusion in our proxy materials for our 2024 annual meeting of stockholders must provide written notice to our Secretary no earlier than November 26, 2023, nor later than December 26, 2023. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Article II, Section 13 of our Bylaws. Proxy access nominations should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Requirements for Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. Stockholders who wish to nominate persons for election to the Board of Directors at the 2024 annual meeting of stockholders or who wish to present a proposal at the 2024 annual meeting of stockholders, but whose nomination or stockholder proposal will not be included in the proxy statement Sabra distributes for such meeting, must deliver written notice of the nomination or proposal to Sabra’s Secretary no earlier than November 26, 2023 and no later than 5:00 p.m., Eastern time, on December 26, 2023 (provided, however, that if the 2024 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s Annual Meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2024 annual meeting of stockholders and no later than 5:00 p.m., Eastern time, on the later of the 120th day

Sabra 2023 Proxy Statement

prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article II, Section 11 of our Bylaws, including the information required to be included in a notice required by paragraph (b) of Rule 14a-19 of the Exchange Act. A stockholder’s written notice should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

In addition to the notice requirement above, a stockholder who intends to solicit proxies in support of director nominees other than the company’s nominees at the 2024 annual meeting of stockholders must also comply with the other requirements of Rule 14a-19 under the Exchange Act no later than April 15, 2024.

Stockholder proposals or director nominations submitted to the Secretary that do not comply with the above requirements may be excluded from our proxy materials and/or may not be acted upon at the 2024 annual meeting of stockholders, as applicable.

Sabra 2023 Proxy Statement

ANNUAL REPORT TO STOCKHOLDERS

Our 2022 Annual Report has been posted, and is available without charge, on our corporate website at www.sabrahealth.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2022 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2022 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2022 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone request to (888) 393-8248.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2022 Annual Report, or if you hold Sabra stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling, toll-free in the United States, 1-866-540-7095. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2022 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

If your shares are held in street name through a bank, broker or other nominee, please contact your bank, broker or other nominee directly if you have questions, require additional copies of this Proxy Statement or the 2022 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of Sabra common stock sharing an address.

ALL STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

Sabra 2023 Proxy Statement

By Order of the Board of Directors,

Michael Costa

Chief Financial Officer, Secretary and

Executive Vice President

Irvine, California

April 24, 2023

Sabra 2023 Proxy Statement

APPENDIX A

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

We have disclosed in this Proxy Statement Annualized Cash NOI. We believe that net income as defined by GAAP is the most appropriate earnings measure. We consider Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. We define Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Cash NOI is a financial measures that is defined as a non-GAAP financial measure by the SEC. This measure may be different than non-GAAP financial measures used by other companies, and the presentation of this measure is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles.

Sabra 2023 Proxy Statement

The following table presents a reconciliation of Annualized Cash NOI to net income (in thousands):

	Year Ended December 31, 2022
	Skilled Nursing/ Transitional Care	Senior Housing
		Senior Housing - Leased	Senior Housing - Managed Consolidated (1)	Senior Housing - Managed Unconsolidated (2)	Total Senior Housing	Behavioral Health	Specialty Hospitals and Other	Other	Corporate	Total
Net income (loss)	$64,743	$20,764	$4,424	$(98,032)	$(72,844)	$26,156	$12,876	$37,553	$(146,089)	$(77,605)
Adjustments:
Depreciation and amortization	109,392	21,130	39,258	—	60,388	12,073	5,843	—	86	187,782
Interest	859	1,074	—	—	1,074	—	—	—	103,538	105,471
General and administrative	—	—	—	—	—	—	—	—	39,574	39,574
Provision for loan losses and other reserves	—	—	—	—	—	—	—	—	141	141
Impairment of real estate	94,042	—	—	—	—	—	—	—	—	94,042
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	411	411
Other expense	—	—	—	—	—	—	—	—	1,097	1,097
Net loss on sales of real estate	10,214	1,797	—	—	1,797	—	—	—	—	12,011
Loss from unconsolidated JV	—	—	—	98,032	98,032	—	—	—	—	98,032
Income tax expense	—	—	—	—	—	—	—	—	1,242	1,242
Sabra’s share of unconsolidated JV Net Operating Income	—	—	—	13,222	13,222	—	—	—	—	13,222

Net Operating Income	$279,250	$44,765	$43,682	$13,222	$101,669	$38,229	$18,719	$37,553	$—	$475,420

Non-cash revenue and expense adjustments	5,768	(1,400)	—	—	(1,400)	(1,262)	(830)	(2,285)	—	(9)

Cash Net Operating Income	$285,018	$43,365	$43,682	$13,222	$100,269	$36,967	$17,889	$35,268	$—	$475,411

Annualizing adjustments (3)	(20,685)	(777)	11,520	(7,367)	3,376	(174)	389	(2,110)	—	(19,204)

Annualized Cash Net Operating Income	$264,333	$42,588	$55,202	$5,855	$103,645	$36,793	$18,278	$33,158	$—	$456,207

Reallocation adjustments (4)	804	4,686	—	—	4,686	24,426	—	(29,916)	—	—

Annualized Cash Net Operating Income, as adjusted	$265,137	$47,274	$55,202	$5,855	$108,331	$61,219	$18,278	$3,242	$—	$456,207

(1)	Net Operating Income and Cash Net Operating Income include $0.1 million of Grant Income.

(2)	Net Operating Income and Cash Net Operating Income include $3.6 million of Grant Income.

Sabra 2023 Proxy Statement

(3)

Represents the annual effect of acquisitions, dispositions, lease modifications and scheduled rent increases completed during the period and mathematical adjustments needed to make Cash Net Operating Income for the period representative of Cash Net Operating Income for a full year. Annualizing adjustments also include the removal of triple-net operating expenses (net of recoveries), the Enlivant Joint Venture Cash NOI and the residual rents due to Sabra from prior asset sales under the company’s 2017 memorandum of understanding with Genesis, as well as adjustments to reflect the reduction in Avamere’s annual base rent effective February 1, 2022 and the February 1, 2023 transition of our North American portfolio to Ensign and Avamere.

(4)

Adjustments to reflect Annualized Cash Net Operating Income from sales-type lease, mortgage and construction loans receivable and preferred equity investments in the related asset class of the underlying real estate.

Reporting Definitions:

Annualized Cash Net Operating Income (“Annualized Cash NOI”). The company believes that net income as defined by GAAP is the most appropriate earnings measure. The company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income.

Annualized Revenues. The annual contractual rental revenues under leases and interest and other income generated by the company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are adjusted to (i) reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis, (ii) exclude residual rents due to Sabra from prior asset sales under the company’s 2017 memorandum of understanding with Genesis and (iii) reflect the reduction in Avamere’s annual base rent effective February 1, 2022.

Cash Net Operating Income (“Cash NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

Grant Income. Grant Income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents.

Net Operating Income (“NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

SABRA HEALTH CARE REIT, INC.

18500 VON KARMAN AVE.

SUITE 550

IRVINE, CA 92612

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V12094-P88525	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SABRA HEALTH CARE REIT, INC.

The Board of Directors recommends you vote FOR the following:

1.   Election of Directors

Nominees:	For	Against	Abstain

1a. Craig A. Barbarosh	☐	☐	☐

1b. Katie Cusack	☐	☐	☐

1c. Michael J. Foster	☐	☐	☐

1d. Lynne S. Katzmann	☐	☐	☐

1e. Ann Kono	☐	☐	☐

1f. Jeffrey A. Malehorn	☐	☐	☐

1g. Richard K. Matros	☐	☐	☐

1h. Clifton J. Porter II	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3 and 1 YEAR on proposal 4.		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of Sabra’s named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

4.	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

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V12095-P88525

SABRA HEALTH CARE REIT, INC.

Annual Meeting of Stockholders

June 14, 2023 at 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Richard K. Matros and Michael Costa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SABRA HEALTH CARE REIT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 14, 2023 at Sabra’s Headquarters, 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement that is being delivered in connection with the Annual Meeting of Stockholders.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY.

Continued and to be signed on reverse side